United States Securities and Exchange Commission
                             Washington, D.C.  20549
                                                       Registration No. ________

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          INTEGRAL TECHNOLOGIES, INC.
          ===========================================================
                 (Name of small business issuer in its charter)

           Nevada                          3663                   98-0163519
-----------------------------   ----------------------------  ------------------
  (State or jurisdiction of     (Primary Standard Industrial    I.R.S. Employer
incorporation or organization   Classification Code Number)   Identification No.

                          805 W. Orchard Drive, Suite 3
                          Bellingham, Washington 98225
                                 (360) 752-1982
                                 --------------
          (Address and telephone number of principal executive offices)

                          805 W. Orchard Drive, Suite 3
                          Bellingham, Washington 98225
                          ----------------------------
       (Address of principal place of business or intended principal place of business)

                                 William A. Ince
                          805 W. Orchard Drive, Suite 3
                          Bellingham, Washington 98225
                                 (360) 752-1982
                                 --------------
            (Name, address and telephone number of agent for service)

                                   Copies to:
                               Troy A. Young, Esq.
                            Futro & Associates, P.C.
                       1401 Seventeenth Street, 11th Floor
                             Denver, Colorado  80202
                              phone: (303) 295-3360
                            facsimile: (303) 295-1563
                            -------------------------

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check
the  following  box.   X
                      ---

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___

                                       CALCULATION OF REGISTRATION FEE
============================================================================================================
                                    Proposed Maximum   Proposed Maximum        Amount of
Title of each Class of Securities     Amount to be      Offering Price    Aggregate Offering   Registration
to be Registered                       Registered      Per Security (1)          Price              Fee
------------------------------------------------------------------------------------------------------------

Common Stock, par $0.001(2)                8,293,336  $            1.425  $     11,818,003.80  $    1,497.34

Common Stock, par $0.001 (3)               3,263,602  $            1.425  $      4,650,632.85  $      589.24

Total . . . . . . . . . . . . . . .       11,556,938   . . . . . . . . .  $     16,468,636.65  $    2,086.58
============================================================================================================

(1)  In  accordance  with Rule 457(c), the aggregate offering price of shares of common stock of Integral is estimated solely for purposes of calculating the registration fees payable pursuant hereto, as determined in accordance  with Rule 457(c), using the average of the high and low sales price reported by the OTC Bulletin
Board  for  the  Common Stock on February 9, 2004, which was $1.425 per share and, with respect to shares of common  stock  of  Integral  issuable  upon exercise of outstanding warrants, the higher of (a) such average sales  price  or  (b)  the  exercise  price  of  such  warrants.

(2)  Represents  outstanding  shares  of  common  stock  held  by  certain  selling  securityholders.

(3)  Issuable  upon  the exercise of common stock purchase warrants held by certain selling securityholders.
The  per  share  exercise  prices  of  the  warrants  range  from  zero  to  $1.188.

The company hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section  8(a),  may  determine.

                                   PROSPECTUS

                           INTEGRAL TECHNOLOGIES, INC.

              The Resale of Up To 11,556,938 Shares of Common Stock

The selling price of the shares will be determined by market factors at the time of their resale.
                   -------------------------------------------
This prospectus relates to the resale by the selling securityholders of up to 11,556,938 shares of common stock. The selling securityholders may sell the stock from time to time in the over-the-counter market at the prevailing market price or in negotiated transactions. Of the shares offered:

     o    8,293,336  shares  were  held  by  selling  securityholders;  and

     o up to 3,263,602 shares were issuable upon the exercise of outstanding warrants held by selling securityholders.

We will receive no proceeds from the sale of the shares by the selling shareholders. However, we have received proceeds from the sale of shares that are presently outstanding. In addition, we may receive additional proceeds from the exercise of warrants held by selling securityholders.

Our common stock is quoted on the over-the-counter Electronic Bulletin Board under the symbol ITKG.

Investing in the common stock involves a high degree of risk. You should invest in the common stock only if you can afford to lose your entire investment. See "Risk Factors" beginning on page 4 of this prospectus.

Please read this prospectus carefully. It describes our company, finances, products and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling shareholders are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            --------------------------------------------------------

               The date of this prospectus is ______________, 2004

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.


                                TABLE OF CONTENTS


SECTION                                                                   PAGE
-------                                                                   ----

 1.  Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . . . . 3
 2.  Cautionary Statement Concerning Forward Looking Statements . . . . . . 3
 3.  Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
 4.  Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
 5.  Description of Integral. . . . . . . . . . . . . . . . . . . . . . . . 8
 6.  Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . 9
 7.  Description of Property. . . . . . . . . . . . . . . . . . . . . . . .10
 8.  Market for Common Stock and Related Shareholder Matters. . . . . . . .10
 9.  Management's Plan of Operation . . . . . . . . . . . . . . . . . . . .11
10.  Directors and Executive Officers . . . . . . . . . . . . . . . . . . .12
11.  Ownership of Securities by Beneficial Owners and Management. . . . . .13
12.  Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . .15
13.  Certain Relationships and Related Transactions . . . . . . . . . . . .19
14.  Selling Securityholders. . . . . . . . . . . . . . . . . . . . . . . .20
15.  Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . .22
16.  Description of Securities. . . . . . . . . . . . . . . . . . . . . . .23
17.  Interest of Named Experts and Counsel. . . . . . . . . . . . . . . . .24
18.  Indemnification Disclosure For Securities Act Liabilities. . . . . . .24
19.  Changes In and Disagreements With Accountants
     On Accounting and Financial Disclosure . . . . . . . . . . . . . . . .25
20.  Where You Can Find More Information. . . . . . . . . . . . . . . . . .25
21.  Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . .35

                               PROSPECTUS SUMMARY

This  summary  highlights  information  contained  elsewhere in this prospectus.
This summary is not complete and does not contain all of the information you should consider before investing in the common stock. You should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements and related notes.

Unless the context otherwise requires, the terms "we," "our," "us," and "Integral" refer to Integral Technologies, Inc., a Nevada corporation. Our principal offices are located at 805 W. Orchard Drive, Suite 3, Bellingham,
Washington 98225. Our telephone number is (360) 752-1982. The address of our website is www.itkg.net. Information contained on our website is not a part of this prospectus.

The  Offering
-------------

Securities Offered       Up to 11,556,938 shares of Common Stock.

Offering Price           The shares being registered hereunder are being offered
                         by the selling securityholders from time to time at the then current market price.

Dividend Policy          Integral  does  not  anticipate paying dividends on its
                         Common  Stock  in  the  foreseeable  future.

Use of Proceeds          The shares offered herein are being sold by the selling
                         securityholders and as such, Integral will not receive any of the proceeds of the offering (see, "Use of Proceeds" section).

Material Risk Factors    This  offering involves a high degree of risk, elements
                         of which include possible lack of profitability, competition, breach of leasing agreements, death or incapacity of management and inadequate insurance coverage. There is a risk to investors due to the speculative nature of this investment, historical losses from operations, a shortage of capital, lack of dividends, dilution factors, control by present shareholders and economic conditions in general. There is a material risk that we may have insufficient funding to engage in any or all of the proposed activities.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference contain forward-looking statements. Forward-looking statements relate to our future operations. They estimate the occurrence of future events and are not based on historical facts. Forward-looking statements may be identified by terms such as:

     -    believes
     -    intends
     -    projects
     -    forecasts
     -    predicts
     -    may
     -    will
     -    expects
     -    estimates
     -    anticipates
     -    probable
     -    continue

This list is not comprehensive. Similar terms, variations of those terms, and the negative of those terms may also identify forward-looking statements.

The risk factors discussed in this prospectus are cautionary statements. They identify some of the factors that could cause actual results to be significantly different from those predicted in the forward-looking statements. The forward-looking statements and documents incorporated by reference were compiled by Integral based upon assumptions it considered reasonable. These assumptions are subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control. Therefore, forecasted and actual results will likely vary, and these variations may be material.

There can be no assurance that the statements, estimates, and projections contained in this prospectus will be achieved. Thus, Integral makes no representation or warranty as to their accuracy or completeness. In addition, Integral cannot guarantee that any forecast in this prospectus will be achieved.

These forward-looking statements were compiled as of the date of this prospectus or the date of the documents incorporated by reference, as the case may be. Integral does not intend to update these statements, except as required by law. Therefore, you should evaluate them by considering any changes that may have occurred after the date these forward-looking statements appear.

Integral cannot guarantee the assumptions relating to the forward-looking statements or the documents incorporated by reference will prove to be accurate. Therefore, while these forward-looking statements contain Integral's best good faith estimates as of the date of this prospectus, Integral urges you and your advisors to review these forward-looking statements, to consider the assumptions upon which they are based, and to ascertain their reasonableness.


                                  RISK FACTORS

An investment in our common stock involves major risks. The Investor should carefully consider the following risk factors, in addition to all of the other information available to the Investor, in determining whether to purchase shares of our stock.

WE ARE A HIGHLY SPECULATIVE INVESTMENT. Integral has been operating at a loss since inception, and you cannot assume that Integral's plans will either materialize or prove successful. There is no assurance that Integral's operations will become profitable. In the event Integral's plans are unsuccessful, you may lose all or a substantial part of your investment. For these and other reasons, the purchase of Integral's stock must be considered a highly speculative investment.

WE HAVE A HISTORY OF OPERATING LOSSES AND FINANCIAL INSTABILITY. For the year ended June 30, 2003, Integral had a net loss of approximately $1.3 million. Losses are expected to continue for an undetermined time. As of June 30, 2003, Integral had a stockholders' deficit of $628,072 and a deficit accumulated during the development stage of approximately $14.6 million. The long term financial success of Integral will depend largely upon facts related to Integral's operations. A report by Integral's independent auditors for the period ended June 30, 2003 stated that there is substantial doubt as to whether Integral will be able to continue operations. There can be no assurance as to whether Integral will be able to achieve profitable operations or sustained revenues.

WE CANNOT BE SURE THAT FUTURE CAPITAL WILL BE AVAILABLE. We currently have adequate funds available to fund our operations over the next twelve months, but we will continue to require substantial funds for capital expenditures and related operating expenses in pursuit of our business plans. The timing and amount of such spending is difficult to predict accurately and will depend upon many factors. To the extent required, Integral may seek additional funds through additional private placements that will be exempt from registration. Any such additional private placements will not require prior shareholder approval and may include offerings of equity securities such as common stock or preferred stock which is convertible into common stock, or debt securities such as notes or debentures convertible into common stock. If additional funds are raised by issuing equity or debt securities, further dilution to shareholders could occur. Additionally, investors purchasing future equity or debt securities could be granted registration rights by Integral. There can be no assurance that additional financing will be available when needed or on terms acceptable to Integral.

WE DEPEND ON EXISTING MANAGEMENT; NO ADDITIONAL LIFE INSURANCE ON KEY PERSONNEL IS CARRIED. Integral's future success depends in a significant part upon the continued service of certain key management personnel. Competition for such personnel is intense, and there can be no assurance that Integral can retain its key managerial personnel or that it can attract, assimilate or retain other highly qualified managerial personnel in the future. The loss of key personnel, especially if without advance notice, or the inability to hire or retain qualified personnel could have a material adverse effect upon Integral's business, financial condition and result of operations. Integral does not currently maintain additional life insurance on the life of any of its key officers, directors, employees or consultants. To date, Integral has relied on loans from management and management's ability to raise capital through debt and equity private placement financings to fund its operations.

PATENTS AND PROPRIETARY RIGHTS SUBJECT TO UNCERTAINTY; POSSIBLE INFRINGEMENT BY INTEGRAL. Integral relies on a combination of patents, trademarks, copyright and trade secret laws, confidentiality procedures and licensing arrangements to protect its intellectual property rights. There can be no assurance that any patents held by Integral will not be challenged and invalidated, that patents will issue from any of the Integral's pending applications or that any claims allowed from existing or pending patents will be of sufficient scope or strength or be issued in all countries where Integral's products can be sold so as to provide meaningful protection or any commercial advantage to Integral. Competitors of Integral may also be able to design around its patents.

Problems with patents or other rights could potentially increase the cost of Integral's products or delay or preclude new product development and commercialization by Integral. If infringement claims against Integral are deemed valid it may seek licenses that might not be available on acceptable terms or at all. Litigation could be costly and time-consuming but may be necessary to protect Integral's technology and could have a materially adverse effect on Integral and its business prospects. There can be no assurance that any application of Integral's technologies will not infringe upon the proprietary rights of others or that licenses required by Integral from others will be available on commercially reasonable terms, if at all.

PENDING LITIGATION. Integral is involved in litigation against a shareholder and former co-founder of the Company. The shareholder alleges breach of contract, negligence and fraud claims, and alleges damages in excess of $1 million. The shareholder is the holder of approximately 1.8 million shares of common stock and is also attempting to liquidate these shares. Integral is vigorously defending the matter and filed counterclaims against the shareholder for the following claims for relief: (1) Intentional Misrepresentation; (2) Breach of Contract; (3) Negligent Misrepresentation; and (4) Rescission and Restitution. However, as with any legal dispute, there is an inherent risk that the final outcome could result in substantial costs and uncertainty to the Company.

PREFERRED STOCK. The Articles of Incorporation of Integral authorize the issuance of 20,000,000 shares of preferred stock. The preferred stock may be divided into one or more series. The board of directors is authorized to determine the rights, provisions, privileges and restrictions and number of authorized shares of any series of preferred stock. Additionally, the preferred stock can have other rights, including voting and economic rights that are senior to the common stock. The issuance of preferred stock could adversely affect the market value of the common stock.

1,000,000 shares of preferred stock have been designated as Series A Convertible Preferred Stock of which 321,038 are issued and outstanding, and held by two insiders of Integral. Each share of Series A Convertible Preferred Stock:

     -    has  a  stated  value  and  liquidation  preference  of  $1.00;

     -    has  a  5% annual dividend, payable in cash or shares of common stock;

     - may be converted into shares of common stock (determined by dividing the number of shares of Series A being converted by the average of the high and low bid prices of Integral's common stock reported by the OTC Bulletin Board over the ten trading days preceding the date of conversion);

     - may be redeemed by Integral within one year after issue at $1.50, after one year but less than two years at $2.00, after two years but less than three years at $2.50, after three years but less than four years at $3.00, and after four years but less than five years at $3.50;

     -    may  be  voted  on  all  matters  on  an  as-converted  basis;  and

     - may be voted as a class on any merger, share exchange, recapitalization, dissolution, liquidation or change in control of Integral.

WE HAVE NEVER PAID DIVIDENDS. The board of directors of Integral has the sole authority to determine whether cash dividends will be paid. This decision will depend on many factors including Integral's earnings, capital requirements and financial condition. Integral has not paid cash dividends in the past and does not anticipate paying cash dividends in the near future.

HOW FUTURE ISSUANCES OF COMMON STOCK PURSUANT TO OUR STOCK OPTION PLANS WILL AFFECT YOU. Integral has two non-qualified stock option plans in effect. As of December 31, 2003, approximately 2,817,500 shares are available under the plan for issuance either directly or pursuant to options, to officers, directors, employees and consultants of Integral and its subsidiaries. As of December 31, 2003, of the 2,817,500 shares available, approximately 1,317,500 are under option, at a weighted-average exercise price of approximately $0.94 per share. When additional shares are issued under this plan, your stock ownership may be diluted. Additional stock or options to acquire stock of Integral can be granted at any time by the board of directors, usually without shareholder approval.

HOW FUTURE SALES OF COMMON STOCK MAY AFFECT YOU. Future sales of common stock by management personnel and others may be made under Rule 144 of the 1933 Act. In general, under Rule 144, a person who has held their stock for one year may, under certain circumstances, sell within any three-month period a number of shares which is not greater than one percent of the then outstanding shares of common stock or (if qualified) the average weekly trading volume in shares during the four calendar weeks immediately prior to such sale. Under certain circumstances, the sale of shares which have been held for two years by a person who is not affiliated with Integral is also permitted. Management personnel and others have or may acquire shares of common stock which may be registered on Form S-8 and which may be sold in compliance with state securities laws without restriction by non-affiliates in, and by those affiliated with Integral either
(i) under Rule 144 but without the one-year holding period or (ii) pursuant to an effective reoffer prospectus filed for the Form S-8. Future sales of common stock may have an adverse effect on the current market price of the common stock and adversely affect Integral's ability to obtain future funding as well as create a potential market overhang.

OUR STOCK HAS BEEN LIMITED IN ITS PUBLIC TRADING; VOLATILITY OF STOCK. There has been a limited public trading market for the common stock of Integral, and there can be no assurance that an active trading market will be sustained upon the completion of the offering. The issuance of common stock upon exercise of the warrants and the subsequent sale of the common stock pursuant to this prospectus can dilute the common stock and adversely affect the market price of the common stock. There can be no assurance that the market price of the stock will not decline below its current price. Integral believes that fluctuations in its operating results and even mild expressions of interest on a particular day (being traded on the OTC Bulletin Board) can cause the market price of its shares to fluctuate, perhaps substantially. The stock can expect to experience substantial price changes in short periods of time, owing to the unpredictability of the OTC Bulletin Board. Stock markets in the United States have, from time to time, experienced significant price and volume fluctuations which are not necessarily related to Integral's net worth or any other established criteria of value. It can be expected that substantial price swings will occur in the stock for the foreseeable future, and percentage changes in stock indices (such as the Dow Jones Industrial Average) could be magnified, particularly in downward movements of the markets. These fluctuations may adversely affect the price of the common stock.

RESTRICTIONS ON SECONDARY TRADING. While it is quoted on the OTC Bulletin Board and trades below $5.00 per share, Integral's common stock will be subject to restrictions imposed by law that limit the ability of broker-dealers which sell such securities to anyone other than established customers and investors which meet certain sophisticated investor tests. These restrictions can affect the ability of broker-dealers to sell Integral's stock and can also affect your ability to resell your stock in any trading market that may develop.

TECHNOLOGIES IN VARIOUS STAGES OF DEVELOPMENT; NO ASSURANCE OF COMPLETION; MAY BE SUBJECT TO ADDITIONAL DELAYS. Integral's technologies and products are in various stages of development. There can be no assurance that additional products can be introduced or technologies completed to production or marketability due to the inherent risks of new product and technology development, limitations on financing, competition, obsolescence, loss of key personnel and other factors. Integral has generated virtually no revenues from its various technologies to date and there is no assurance of revenues in the future. Integral's development projects are high risk in nature, where unanticipated technical obstacles can arise at any time and result in lengthy and costly delays or in a determination that a further development is not feasible.

The development of Integral's technologies has taken longer than anticipated by management and could be subject to additional delays. Therefore, there can be no assurance of timely completion and introduction of these technologies on a cost-effective basis, or that such technologies, if introduced, will achieve market acceptance.

FUTURE DEPENDENCE ON MARKET ACCEPTANCE OF INTEGRAL'S TECHNOLOGIES AND PRODUCTS. The future of Integral is dependent upon the success of the current and future generations of one or more of Integral's technologies. There can be no assurance that Integral can introduce any of its technologies or new products or that, if introduced, they will achieve market acceptance such that in combination with existing products they will sustain Integral or allow it to achieve profitable operations.

SIGNIFICANT COMPETITION AND POSSIBLE OBSOLESCENCE. Technological competition from other and longer established antenna companies is significant and expected to increase. Most of the companies with which Integral competes and expects to compete have far greater capital resources and more significant research and development staffs, marketing and distribution programs and facilities, and many of them have substantially greater experience in the production and marketing of products. Integral's ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the sale and marketing of their products than are available to Integral. In addition, one or more of Integral's competitors may succeed or may have already succeeded in developing technologies and products that are more effective than any of those offered or being developed by Integral, rendering Integral's technology and products obsolete or noncompetitive.

DEPENDENCE ON OUTSIDE MANUFACTURERS AND SUPPLIERS. Currently, we rely, and intend to continue to rely, on outside suppliers for raw materials and components used in our antenna products. We may also rely on outside manufacturers to assemble our antenna products. There can be no assurance that these suppliers and manufacturers will be able to meet our cost and performance requirements in the future. In the event that any of our suppliers or manufacturers should become too expensive or suffer from quality control problems or financial difficulties, we would have to find alternative sources, which could disrupt our business and have an adverse effect on our financial condition.


                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling securityholders. Any net proceeds from the exercise of warrants are intended to be used for general corporate purposes.

                             DESCRIPTION OF INTEGRAL

BUSINESS  DEVELOPMENT
---------------------

     Integral Technologies, Inc. ("Integral," the "Company" or the "Registrant") is a development stage company, incorporated under the laws of the State of Nevada on February 12, 1996. To date, Integral, directly and through its subsidiaries, has expended its resources on the research and development of several different types of technologies.

     Presently, Integral is focusing substantially all of its resources on the researching, developing and commercializing of new antenna technologies.

ANTENNA  PRODUCTS
-----------------

     The Company is focusing its marketing efforts through to the end of calendar 2004 on wireless market segments. The Company's technology will be marketed to manufacturers of such wireless devices as cellular phones, portable phones, paging communicators, satellite communications, global positioning systems (GPS) and wireless based networks. The Company's GPS/LEO antenna is for use in mobile asset tracking and fleet management, utilizing GPS satellite tracking and low earth orbit (LEO) satellite data communications to trucking fleets, heavy equipment, marine vessels, railway cars, shipping containers, transit vehicles, all via satellite interface communications. Presently, the Company is focusing all of its resources on the researching, developing and commercializing its Plastenna and Electriplast technologies.

Plastenna

     The Company has developed and prototyped a new antenna technology. The pioneering aspect of the Plastenna technology is that it opens the doors to vast new horizons in antenna design and manufacturing processes. The combination of the Company's proprietary recipe of conductive materials, and a selection of resins from various resin suppliers results in a covert moldable antenna, that can become part of the shell or case of any wireless device, be it phones, radios, or even body parts of vehicles, or new designs for conventional antennas as we know them today. Our research indicates that the Plastenna technology vastly improves design flexibility, increases signal performance, reduces manufacturing costs, and shows a marked reduction in power consumption.

Electriplast

     The Company has recently developed a new family of innovative applications, deemed "Electriplast", based upon the Company's extensive research and development of its Plastenna technology. Electriplast is the utilization of Integral's proprietary recipe of conductive materials, combined with a selection of resins from various resin suppliers to conduct electricity in multiple applications.

GPS/LEOS  Antenna

     Integral has recently finalized the development of a "ruggedized" GPS/LEO antenna, measuring only 13.25 inches by 9.90 inches, and .870 inches in height. The term "ruggedized" is used to describe the durability of this antenna, that is to say it can withstand the elements and yet endure significant shock and vibration effects. This antenna is for use in mobile asset tracking and fleet management, utilizing GPS satellite tracking and LEO satellite data communications to trucking fleets, heavy equipment, marine vessels, railway cars, shipping containers, transit vehicles, all via satellite interface communications.

     Integral continues to advance to the next stage of the commercialization of its proprietary antenna technologies. The Company's Plastenna and GPS/LEO antenna technologies are currently undergoing pilot projects with a number of wireless companies around the world.

Flat  Panel  Antennas

     The Company has also been developing several new flat panel antenna designs for use in different wireless technology markets.


PATENTS  ON  ANTENNA  TECHNOLOGIES
----------------------------------

     Integral has completed a patent review of the antenna technologies and has filed 33 U.S. patent applications, 25 of which are currently provisional patents, three are pending final approval, and four have been granted. No assurances can be given that all patent applications will be approved; however, to the extent that patents are not granted, Integral will continue to attempt to commercialize these technologies without the protection of patents. As patents are issued, Integral will have the exclusive right to use in the U.S. the antenna design(s) described in each issued patent for the 18-year life of the patent.

     The Company's intellectual property portfolio consists of over eight years of accumulated research and design knowledge and trade secrets relating to antenna design & components as well as proprietary manufacturing processes.

Product  Manufacturing  and  Distribution
-----------------------------------------

     The Company is not in the manufacturing business. The Company relies on third-party manufacturing companies to manufacture antenna products.

     The Company's antenna products will not be sold directly to the general public, but rather to businesses and manufacturers who will use the antennas in their products.

Barriers  to  Entry  into  Market  Segment
------------------------------------------

     In the antenna market, Integral will be competing with other established antenna providers that are much larger and better capitalized than Integral. In order to compete, management believes that Integral must demonstrate to potential users that its antenna products have an advantage over other antennas on the market in terms of performance and cost.


EMPLOYEES
---------

     Integral and its subsidiaries currently employ a total of 4 people on a full-time basis. Research and development activities are conducted primarily by one employee. However, Integral also relies on the expertise of several technical advisors who are consulted as needed on a part-time, contract basis.


                                LEGAL PROCEEDINGS

In April 2003, James E. Smith, a shareholder and former co-founder of the Company, filed suit against the Company and its transfer agent in the Circuit Court of Monongalia County, West Virginia. The Complaint alleges breach of contract, negligence and fraud claims, and alleges damages in excess of $1 million. Mr. Smith is the holder of approximately 1.8 million shares of common stock and is also attempting to liquidate these shares. The Company was successful in having the case moved to federal court in the U.S. District Court for the Northern District of West Virginia. The Company filed an Answer denying the claims, and filed Counterclaims against Mr. Smith for the following claims for relief: (1) Intentional Misrepresentation; (2) Breach of Contract; (3) Negligent Misrepresentation; and (4) Rescission and Restitution. The case is scheduled to go to trial in July 2004.

                             DESCRIPTION OF PROPERTY

Neither the Company nor its subsidiaries own any real property. The Company and its subsidiaries lease office space in Bellingham, Washington and in Vancouver, B.C., Canada.


             MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Market  Information

     There is a limited public market for the common stock of the Company. The Company's common stock is quoted on the NASD OTC Bulletin Board under the symbol "ITKG."

     The following table sets forth the range of high and low bid quotations for the Company's common stock on the OTC Bulletin Board for each quarter of the fiscal years ended June 30, 2002 and 2003, and the first and second quarters of the current fiscal year.

               Quarter Ended            Low Bid        High Bid
               ------------------       --------       ---------

               September 30, 2001       $   0.32       $    0.90
               December 31, 2001        $   0.48       $    1.96
               March 31, 2002           $   1.05       $    1.84
               June 30, 2002            $   0.77       $    1.34

               September 30, 2002       $   0.66       $    1.06
               December 31, 2002        $   0.49       $    0.88
               March 31, 2003           $   0.68       $    1.26
               June 30, 2003            $   0.72       $    1.05

               September 30, 2003       $   0.77       $    1.40
               December 31, 2003        $   1.04       $    1.50


     The source of this information is the OTC Bulletin Board and other quotation services. The quotations reflect inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions.

Holders

     As of February 1, 2004, there were approximately 195 holders of record of the Company's common stock (this number does not include beneficial owners who hold shares at broker/dealers in "street-name".

Dividends

     To date, the Company has not paid any dividends on its common stock and does not expect to declare or pay any dividends on such common stock in the foreseeable future. Payment of any dividends will be dependent upon future earnings, if any, the financial condition of the Company, and other factors as deemed relevant by the Company's Board of Directors.

                         MANAGEMENT'S PLAN OF OPERATION

     To date the Company has recorded nominal revenues from operations. The Company is still considered a development stage company for accounting purposes. From inception on February 12, 1996 through December 31, 2003, the Company has accrued an accumulated deficit of approximately $15.6 million.

     As a result of the commercial interest in the Company's antenna technologies, the Company presently intends to focus substantially all of its resources on the commercialization and sales of Plastenna and Electriplast technologies, and the Company will not be devoting any of its resources on the further research, development and commercialization of the other technologies in which it has an interest.

     The Company's business strategy focuses on leveraging its intellectual property rights on its antenna technologies, its strengths in antenna design, material innovation, and an understanding of the wireless marketplace.

     The Company is not in the manufacturing business and does not expect to make any capital purchases of a manufacturing plant or significant equipment in the next twelve months. The Company will be relying on contract manufacturers to produce the antenna products.

     The Company is focusing its marketing efforts through to the end of calendar 2004 on wireless market segments. The Company's technology will be marketed to manufacturers of such wireless devices as cellular phones, portable phones, paging communicators, satellite communications, global positioning systems (GPS) and wireless based networks. The Company's GPS/LEO antenna is for use in mobile asset tracking and fleet management, utilizing GPS satellite tracking and low earth orbit (LEO) satellite data communications to trucking fleets, heavy equipment, marine vessels, railway cars, shipping containers, transit vehicles, all via satellite interface communications. Presently, the Company is focusing all of its resources on the researching, developing and commercializing its Plastenna and Electriplast technologies.

     The Company anticipates spending approximately $250,000 over the next twelve months on ongoing research and development of the different applications and uses of its antenna technologies.

     During the next twelve months, the Company does not anticipate increasing its staff.

     To date, the Company has relied on loans from management and management's ability to raise capital through debt and equity private placement financings to fund its operations.

     Pursuant to the terms of an Investment Agreement with Swartz Private Equity, LLC ("Swartz") (executed in May 2000), the Company, in its sole discretion and subject to certain restrictions, periodically sold ("Put") shares of common stock to Swartz. The Company received net proceeds of $102,356 from a Put of 81,885 shares to Swartz during the fiscal year ended June 30, 2001. The Company received net proceeds of $954,582 from Puts totaling 775,975 shares to Swartz during the year ended June 30, 2002. The Investment Agreement terminated in May 2003.

     In November 2002, the Company completed a private placement with eight investors and sold 1,684,000 shares of its common stock at $.50 per share and warrants to purchase 842,000 shares of its common stock within two years at an exercise price of $.75 per share. Aggregate proceeds from the sale of the common stock was $842,000. In connection with the offering, the Company agreed to use its best efforts to register the shares of common stock (including the shares underlying the warrants) for resale by the investors within 180 days after the close of the offering.

     In September 2003, the Company completed a private placement with ten investors and sold 898,336 shares of its common stock at $.75 per share and warrants to purchase 449,168 shares of its common stock within two years at an exercise price of $1.00 per share. Aggregate proceeds from the sale of the common stock was $673,752. In connection with the offering, the Company agreed to use its best efforts to register the shares of common stock (including the shares underlying the warrants) for resale by the investors within 180 days after the close of the offering.

     In January 2004, the Company completed a private placement of its securities and raised $5,711,500 in gross proceeds. The transaction was completed pursuant to a Securities Purchase Agreement dated December 26, 2003, between the Company and Wellington Management Company, LLP, for a private offering of 57,115 units ("Units") of equity securities, each Unit consisting of 100 shares of common stock (the "Common Stock"), and one warrant (the "Warrant") convertible into 30 shares of Common Stock, at a purchase price of $100.00 per Unit. Wellington Management Company, LLP acted as an investment advisor on behalf of eleven institutional investors. By mutual agreement with the Investors, closing occurred on January 14, 2004. Each Warrant may be exercised in whole or in part at any time, and from time to time, during the period commencing on April 30, 2004 and expiring on December 31, 2009, and entitles the holder to receive shares of common stock for no additional consideration. Pursuant to the Securities Purchase Agreement, the Company agreed to file this registration statement to register the shares of common stock (including the share of common stock underlying the Warrants), for resale by the investors. Wells Fargo Securities, LLC, served as placement agent for the Company and is entitled to a fee of six percent of the gross proceeds raised from the offering.

     As a result of the private placement financing that was completed in January 2004, the Company will have adequate funds available to fund its operations over the next twelve months.



                        DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers of Registrant. The Company has a Board of Directors which is currently comprised of two members. Each director holds office until the next annual meeting of shareholders or until a successor is elected or appointed. The members of the Board and the executive officers of the Company and their respective age and position are as follows:

                       Director of
Name                       Age              Position with Registrant          Registrant Since
----------------------------------------------------------------------------------------------

William S. Robinson         47      Chairman, CEO and Treasurer               February 1996

William A. Ince             53      Director, President, Secretary and        February 1996
                                    Chief Financial Officer


                  DIRECTORS AND EXECUTIVE OFFICERS OF INTEGRAL

WILLIAM  ROBINSON
(Chairman, CEO and Treasurer)

As a co-founder of the Company (since 1996), Mr. Robinson has been responsible since the inception of Integral for securing funding in order to ensure the ongoing operations of Integral and its subsidiaries. Together with Mr. Ince, he has been responsible for the development and implementation of corporate strategies.

Mr. Robinson brings many years of management experience in finance, banking and corporate development. Previously, he acted as a director of a number of companies involved in natural resources, sales and marketing, and computer technologies.

WILLIAM A. INCE
(Director, President, Secretary and Chief Financial Officer)

Mr. Ince, a co-founder of the Company (since 1996), is responsible, along with Mr. Robinson, for the development and implementation of corporate strategies. He is also responsible for the accounting and financial systems and record-keeping of Integral and its subsidiaries.

Mr. Ince brings with him a background as a professional accountant and experience from management positions in finance and operations in several private companies. He has consulted to both private and public companies in the areas of marketing and finance, as well as turn-around situations. Mr. Ince has been responsible for "team building" efforts to ensure that each project is brought to fruition on a timely basis.

SIGNIFICANT EMPLOYEES OF THE COMPANY AND ITS SUBSIDIARIES

TOM AISENBREY, General Manager and Chief Technology Officer, has been with the Company since February 2001. Mr. Aisenbrey is an accomplished executive program manager with 27 years of experience in a variety of electronic industries, with design & development of multiple computer oriented products, specializing in wireless products. Mr. Aisenbrey is responsible for the development of the Company's antenna technologies.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors, and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of copies of such reports received or written representations from certain reporting persons, the Company believes that, during the year ended June 30, 2003, all Section 16(a) filing requirements applicable to its officers, directors and ten percent shareholders were complied with by such persons.

           OWNERSHIP OF SECURITIES BY BENEFICIAL OWNERS AND MANAGEMENT

A.   Common  Stock

     The following table sets forth, as of January 31, 2004 the stock ownership of each person known by Integral to be the beneficial owner of five percent or more of Integral's common stock, each Officer and Director individually and all Directors and Officers of Integral as a group. Each person is believed to have sole voting and investment power over the shares except as noted.

==============================================================================================
Name and Address of                              Amount and Nature of
Beneficial Owner (1)                          Beneficial Ownership(1)(2)  Percent of Class (3)
--------------------------------------------  --------------------------  --------------------
William S. Robinson (4)
#3 1070 West Pender St.                                        2,373,533                  6.0%
Vancouver, B.C.  V6E 2N7
--------------------------------------------  --------------------------  --------------------
William A. Ince (5)
805 W. Orchard Dr., Suite #3                                   2,128,833                  5.3%
Bellingham, WA  98225
============================================  ==========================  ====================
All officers and directors of Integral as a                    4,502,366                 11.2%
group (2 persons)
==============================================================================================


                                       13

(1)  Unless  otherwise  indicated,  all  shares  are directly beneficially owned and investing power  is  held  by  the  persons  named.

(2)  Includes  vested  options  beneficially  owned  but not yet exercised and outstanding, if any.  The  table  does not include the effects of conversion by Mr. Robinson and Mr. Ince of  their  shares  of  Series  A  Convertible  Preferred  Stock  ("Series A"),  which are convertible into shares  of common stock at a conversion rate that varies with the market price of the common  stock  at the time of conversion.  The conversion rate is determined by dividing the  number  of shares of Series A being converted by the average of the high and low bid prices of Integral's common stock reported by the OTC Bulletin Board over the ten trading days preceding the date of  conversion.  Mr. Robinson  owns 211,225 shares of
     Series A and Mr. Ince owns 109,813 shares of Series  A.  As  of  January  31,  2004,  the conversion rate was $1.44 per share, so Mr. Robinson's  211,225  shares  of Series A were convertible  into 146,684 shares of common stock, and Mr. Ince's 109,813 shares of Series
     A were convertible into 76,259 shares of common stock. The actual  number  of  shares  of common  stock  receivable  by  Messrs. Robinson  and Ince upon conversion of the Series A would depend on the actual conversion rate in effect at the time of conversion.

(3)  Based  upon  39,869,051  shares  issued  and  outstanding, plus the amount of shares each person  or  group  has the right to acquire within 60 days pursuant to options, warrants, conversion  privileges  or  other  rights.

(4)  Mr.  Robinson  is  an  officer  and director of Integral and each of its subsidiaries.

(5)  Mr. Ince is an officer and director of Integral and each of its subsidiaries. Beneficial ownership  figure  includes  415,000  shares  underlying  options.

B.   Series  A  Convertible  Preferred  Stock

     The following table sets forth, as of January 31, 2004, the stock ownership of each person known by Integral to be the beneficial owner of five percent or more of Integral's Series A Convertible Preferred Stock, each Officer and Director individually and all Directors and Officers of Integral as a group. Each person is believed to have sole voting and investment power over the shares except as noted.

===========================================================================================
Name and Address of                            Amount and Nature of
Beneficial Owner (1)                          Beneficial Ownership(1)  Percent of Class (2)
--------------------------------------------  -----------------------  --------------------
William S. Robinson (3)
#3 1070 West Pender St.                                       211,225                 65.8%
Vancouver, B.C.  V6E 2N7
--------------------------------------------  -----------------------  --------------------
William A. Ince (4)
805 W. Orchard Dr., Suite #3                                  109,813                 34.2%
Bellingham, WA  98225
============================================  =======================  ====================
All officers and directors of Integral as a
group (2 persons)                                             321,038                  100%
===========================================================================================

(1)  Unless otherwise indicated, all shares are directly  beneficially owned and investing power  is  held  by  the  persons  named.

(2)  Based  upon  321,038  Series A Convertible Preferred shares issued and outstanding.

(3)  Mr.  Robinson  is an officer and director of Integral and each of its subsidiaries.

(4)  Mr.  Ince  is  an  officer  and  director of Integral and each of its subsidiaries.

EQUITY  COMPENSATION  PLAN  INFORMATION

     The following information concerning the Company's equity compensation plans is as of the end of the fiscal year ended June 30, 2003:

-------------------------------------------------------------------------------------------------
                       Number of securities to       Weighted-average       Number of securities
                       be issued upon exercise       exercise price of      available for future
                       of outstanding options,     options, warrants and    issuance under equity
                         warrants and rights              rights             compensation plans
                                                                            (excluding securities
                                                                          reflected in column (a))
                                 (a)
Plan category                                               (b)                      (c)
---------------------  ------------------------  -------------------------  ---------------------
Equity compensation
plans approved by
security holders                            N/A                        N/A                    N/A
---------------------  ------------------------  -------------------------  ---------------------
Equity compensation
plans not approved by
security holders                      1,907,500  $                    0.94              1,687,500
---------------------  ------------------------  -------------------------  ---------------------

Total                                 1,907,500  $                    0.94              1,687,500
-------------------------------------------------------------------------------------------------

     As  of  June  30,  2002,  Integral  had two Employee Benefit and Consulting
Services  Compensation  Plans  in  effect.

     On January 2, 2001, Integral adopted an employee benefit and consulting services compensation plan entitled the Integral Technologies, Inc. 2001 Stock Plan (the "2001 Plan"), which was amended on December 17, 2001. As amended, the 2001 Plan covers up to 3,500,000 shares of common stock. The 2001 Plan has not previously been approved by security holders.

     On April 4, 2003, Integral adopted an employee benefit and consulting services compensation plan entitled the Integral Technologies, Inc. 2003 Stock Plan (the "2003 Plan"). The 2003 Plan covers up to 1,500,000 shares of common stock. The 2003 Plan has not previously been approved by security holders.

     Under both Plans, Integral may issue common stock and/or options to purchase common stock to certain officers, directors and employees and consultants of Integral and its subsidiaries. The purpose of the Plans is to promote the best interests of Integral and its shareholders by providing a means of non-cash remuneration to eligible participants who contribute to operating progress and earning power of Integral. The Plans are administered by Integral's Board of Directors or a committee thereof which has the discretion to determine from time to time the eligible participants to receive an award; the number of shares of stock issuable directly or to be granted pursuant to option; the price at which the option may be exercised or the price per share in cash or cancellation of fees or other payment which Integral or its subsidiaries is liable if a direct issue of stock and all other terms on which each option shall be granted.


                             EXECUTIVE COMPENSATION

(a)  General

     The following information discloses all plan and non-plan compensation awarded to, earned by, or paid to the executive officers of the Company, and other individuals for whom disclosure is required, for all services rendered in all capacities to the Company and its subsidiaries.

(b)   Summary  Compensation  Table

     The following table sets forth all compensation, including bonuses, stock option awards and other payments, paid or accrued by Integral and/or its subsidiaries, to or for Integral's Chief Executive Officer and each of the other executive officers of Integral, during the fiscal years ended June 30, 2003, 2002 and 2001.

                                        Annual Compensation
                                  -------------------------------
(a)                      (b)        (c)      (d)         (e)
Name                                                   Other
And                      Year                          Annual
Principal               Ended     Salary    Bonus   Compensation
Position               June 30      ($)      ($)         ($)
-----------------------------------------------------------------

William S. Robinson,       2003  $ 170,000     -0-            -0-
Director, Chairman,        2002  $ 156,000     -0-            -0-
CEO, Treasurer (n1)        2001  $ 138,000     -0-            -0-

William A. Ince,           2003  $ 170,000     -0-            -0-
Director, President,       2002  $ 156,000     -0-            -0-
Secretary, CFO (n2)        2001  $ 138,000     -0-            -0-




                                      Long Term Compensation
                                  ---------------------------------
                                      Awards               Payouts
                                  ---------------------------------

       (a)                 (b)        (f)         (g)        (h)          (i)
       Name                        Restricted
       And                Year       Stock      Shares       LTIP      All Other
     Principal            Ended     Award(s)  Underlying   Payouts    Compensation
     Position            June 30      ($)       Options      ($)          ($)
-----------------------------------------------------------------------------------

William S. Robinson,          2003       -0-      415,000       -0-            -0-
Chairman, CEO,                2002       -0-          -0-       -0-  $  93,600 (n3)
Treasurer (n1)                2001       -0-      240,000       -0-  $  50,000 (n4)

William A. Ince,              2003       -0-      415,000       -0-            -0-
Director, President,          2002       -0-          -0-       -0-  $  93,600 (n3)
Secretary, CFO (n2)           2001       -0-      240,000       -0-  $  50,000 (n4)


     (n1) As of June 30, 2003, of the $170,000 salary earned for the year then ended, the Company owed Mr. Robinson $103,275 of this amount as accrued but unpaid salary for the year then ended.

     (n2) As of June 30, 2003, of the $170,000 salary earned for the year then ended, the Company owed Mr. Ince $127,375 of this amount as accrued but unpaid salary for the year then ended.

     (n3) In March 2002, the Company redeemed an aggregate of 124,800 shares of Series A Preferred Stock from Mr. Robinson (62,400 shares) and Mr. Ince (62,400 shares) at a predetermined redemption price of $2.50 per share. The stated value of the Series A


                                       16

          Preferred Stock is $1.00 per share, which resulted in a redemption premium of $1.50 per share over the stated value.

     (n4) In December 2000, the Company redeemed an aggregate of 100,000 shares of Series A Preferred Stock from Mr. Robinson (50,000 shares) and Mr. Ince (50,000 shares) at a predetermined redemption price of $2.00 per share. The stated value of the Series A Preferred Stock is $1.00 per share, which resulted in a redemption premium of $1.00 per share over the stated value.

(c)  Option/SAR  Grants  in  Last  Fiscal  Year

     The information provided in the table below provides information with respect to individual grants of stock options for the year ended June 30, 2003 to each of the persons named in the Summary Compensation Table above. Integral did not grant any stock appreciation rights for the year ended June 30, 2003.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                  Individual Grants

(a)                               (b)            (c)            (d)           (e)
                                             % of Total
                               Number of    Options/SARS
                              Securities     Granted to
                              Underlying      Employees     Exercise or
                             Options/SARs     in Fiscal     Base Price    Expiration
Name                          Granted (#)     Year (n1)       ($/Sh)         Date
-------------------------------------------------------------------------------------

William S. Robinson,          415,000 (n2)            34%  $        1.00   12/31/2005
Chairman, CEO, Treasurer

William A. Ince, Director,    415,000 (n3)            34%  $        1.00   12/31/2005
President, Secretary, CFO


     (n1) The percentage of total options granted (1,230,000) in the fiscal year is based upon all options granted to eligible participants, which includes officers, directors, employees, consultants and advisors, under Integral's 2001 Stock Plan during the year ended June 30, 2003.

     (n2) William S. Robinson: On July 1, 2002, Mr. Robinson was granted 415,000 options under Integral's 2001 Stock Plan.

     (n3) William A. Ince: On July 1, 2002, Mr. Ince was granted 415,000 options under Integral's 2001 Stock Plan.

(d) Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

     The information provided in the table below provides information with respect to each exercise of stock options during most recent fiscal year ended June 30, 2003 by the persons named in the Summary Compensation Table and the fiscal year end value of unexercised options.

         (a)                    (b)                  (c)              (d)               (e)
                                                                   Number of         Value of
                                                             Securities Underlying  Unexercised
                                                                  Unexercised      In-the-Money
                                                                Options/SARs at   Options/SARs at
                               Shares               Value          FY-End (#)        FY-End($)
                              Acquired             Realized       Exercisable/     Exercisable/
         Name                    on                ($)(n1)       Unexercisable   Unexercisable(n1)
                              Exercise
                                (#)
--------------------------------------------------------------------------------------------------

William S. Robinson              -0-                  N/A           415,000/-0-            -0-/-0-
Director, Chairman,
CEO, Treasurer

William A. Ince                  -0-                  N/A           415,000/-0-            -0-/-0-
Director, President,
Secretary, CFO


     (n1) The aggregate dollar values in columns (c) and (e) are calculated by determining the difference between the fair market value of the common stock underlying the options and the exercise price of the options at exercise or fiscal year end, respectively. At June 30, 2003, all options held by Messrs. Robinson and Ince were out-of-the money (the exercise price of $1.00 was greater than the market price of $.82).

(e)  Long-Term  Incentive  Plans  ("LTIP")  -  Awards  in  Last  Fiscal  Year

     This table has been omitted, as no executive officers named in the Summary Compensation Table above received any awards pursuant to any LTIP during the fiscal year ended June 30, 2003.

(f)  Compensation  of  Directors

     No compensation was paid by Integral to its Directors for any service provided as a Director during the fiscal year ended June 30, 2003. There are no other formal or informal understandings or arrangements relating to compensation; however, Directors may be reimbursed for all reasonable expenses incurred by them in conducting Integral's business. These expenses would include out-of-pocket expenses for such items as travel, telephone, and postage.

(g) Employment Contracts and Termination of Employment and Change-in-Control Arrangements

     On  July  1, 2002, Integral executed new employment agreements with William
S. Robinson, the Chairman, CEO and Treasurer of Integral and William A. Ince, a director and the President, Secretary and CFO of Integral. Each employment agreement provides for a two year term, an annual salary of $170,000 and fully-vested options to purchase 415,000 shares of Integral's common stock at an exercise price of $1.00 per share, which are exercisable after January 1, 2003.

     Pursuant to the employment agreements, in the event Integral terminates the employment of the executive without cause, then the executive shall be entitled to severance pay equal to twelve month's base salary based on the base salary then in effect at the termination. In addition, the employment agreements provide that in the event Integral is indebted to the executive for a minimum of three months salary, the executive shall have the option to convert such unpaid salary into shares of common stock of Integral at market price (average daily closing over the previous month).

     Integral's Board of Directors has complete discretion as to the appropriateness of (a) key-man life insurance, (b) obtaining officer and director liability insurance, (c) employment contracts with and compensation of executive officers and directors, (d) indemnification contracts, and (e) incentive plan to award executive officers and key employees.

     Integral's Board of Directors is responsible for reviewing and determining the annual salary and other compensation of the executive officers and key employees of Integral. The goals of Integral are to align compensation with business objectives and performance and to enable Integral to attract, retain and reward executive officers and other key employees who contribute to the long-term success of Integral. Integral intends to provide base salaries to its executive officers and key employees sufficient to provide motivation to achieve certain operating goals. Although salaries are not specifically tied into performance, incentive bonuses may be available to certain executive officers and key employees. In the future, executive compensation may include without limitation cash bonuses, stock option grants and stock reward grants.

(h)  Employee  Benefit  and  Consulting  Services  Compensation  Plans

     As  of  June  30,  2002,  Integral  had two Employee Benefit and Consulting
Services  Compensation  Plans  in  effect.

     On January 2, 2001, Integral adopted an employee benefit and consulting services compensation plan entitled the Integral Technologies, Inc. 2001 Stock Plan (the "2001 Plan"), which was amended on December 17, 2001. As amended, the 2001 Plan covers up to 3,500,000 shares of common stock. The 2001 Plan has not previously been approved by security holders.

     On April 4, 2003, Integral adopted an employee benefit and consulting services compensation plan entitled the Integral Technologies, Inc. 2003 Stock Plan (the "2003 Plan"). The 2003 Plan covers up to 1,500,000 shares of common stock. The 2003 Plan has not previously been approved by security holders.

     Under both Plans, Integral may issue common stock and/or options to purchase common stock to certain officers, directors and employees and consultants of Integral and its subsidiaries. The purpose of the Plans is to promote the best interests of Integral and its shareholders by providing a means of non-cash remuneration to eligible participants who contribute to operating progress and earning power of Integral. The Plans are administered by Integral's Board of Directors or a committee thereof which has the discretion to determine from time to time the eligible participants to receive an award; the number of shares of stock issuable directly or to be granted pursuant to option; the price at which the option may be exercised or the price per share in cash or cancellation of fees or other payment which Integral or its subsidiaries is liable if a direct issue of stock and all other terms on which each option shall be granted.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the last two fiscal years, Integral entered into the following transactions in which its officers and directors have a material interest:

(a) In August 2001, the Company issued an aggregate of 700,000 shares of its common stock to Mr. Robinson (350,000) and Mr. Ince (350,000) upon exercise of options pursuant to the Employee Benefit and Consulting Services Compensation Plan. The options had exercise prices of $0.15 to $.23 per share. The Company issued the shares in consideration for a reduction of an aggregate of $124,200 of accrued salaries payable ($62,100 for Mr. Robinson and $62,100 for Mr. Ince).

(b) In March 2002, the Company redeemed an aggregate of 124,800 shares of Series A Preferred Stock from Mr. Robinson (62,400 shares) and Mr. Ince (62,400 shares) at a predetermined redemption price of $2.50 per share. The stated value of the Series A Preferred Stock is $1.00 per share, which resulted in a redemption premium of $1.50 per share over the stated value.

(c) A 5% dividend on the Series A Preferred Stock, payable in cash or shares of common stock at the election of the Company, has been accrued but not paid. As of the year ended June 30, 2003, $72,513 was accrued to Mr. Robinson and $32,268 was accrued to Mr. Ince.


                             SELLING SECURITYHOLDERS

The following table provides certain information with respect to the selling shareholders' beneficial ownership of our common stock as of January 31, 2004, and as adjusted to give effect to the sale of all of the shares offered hereby. To the best of our knowledge, none of the selling shareholders currently is an affiliate of ours, and none of them has had a material relationship with us during the past three years. None of the selling shareholders are or were affiliated with registered broker-dealers. See "Plan of Distribution." The selling shareholders possess sole voting and investment power with respect to the securities shown.

                                               MAXIMUM            SHARES
                                 SHARES         SHARES         BENEFICIALLY
                              BENEFICIALLY    OFFERED IN        OWNED AFTER
NAME OF SELLING                OWNED PRIOR     OFFERING        OFFERING(n2)
                                                              --------------
SECURITYHOLDER               TO OFFERING(n1)    NUMBER       NUMBER      PERCENT
---------------------------  ---------------  ----------  -------------  -------

Swartz Private Equity, LLC           259,134     259,134              0        0

Aisensat, David                      150,000     150,000              0        0

Berry, Danny T.                      370,001     370,001              0        0

Blumberg Pension &
 Profit Sharing Plan               1,300,001   1,300,001              0        0

Brambila, G. Robert                  681,000     681,000              0        0

Erickson, Douglas                    250,001     250,001              0        0

Erickson, Michael                    280,001     280,001              0        0

Jay, Roger                            50,002      50,002              0        0

Lee, Wayne                            25,001      25,001              0        0

McArthur, Scott                       30,000      30,000              0        0

Ming Capital Enterprises              81,000      81,000              0        0

Norris, Kent                         150,000     150,000              0        0

Vandy, Pamela                        954,000     954,000              0        0

British Columbia Investment
 Management Corporation              299,000     299,000              0        0

                                                   MAXIMUM             SHARES
                                     SHARES         SHARES          BENEFICIALLY
                                  BENEFICIALLY    OFFERED IN         OWNED AFTER
NAME OF SELLING                    OWNED PRIOR     OFFERING         OFFERING(n2)
                                                                   --------------
SECURITYHOLDER                   TO OFFERING(n1)    NUMBER       NUMBER      PERCENT
-------------------------------  ---------------  ----------  -------------  -------

The Dow Chemical
Employees' Retirement Plan               590,200     590,200              0        0

The Retirement Program Plan
 for Employees of Union                1,081,600   1,081,600              0        0
 Carbide Corporation

Government of Singapore
 Investment Corporation Pte Ltd        3,365,700   3,365,700              0        0

Howard Hughes Medical Institute          598,000     598,000              0        0

New York State Nurses
 Association Pension Plan                357,500     357,500              0        0

Ohio Carpenters' Pension Fund            195,000     195,000              0        0

Laborers' District Council
 and Contractors' of Ohio
 Pension Fund                            162,500     162,500              0        0

The Robert Wood Johnson
 Foundation                              821,600     821,600              0        0

WTC-CIF Emerging
 Companies Portfolio                     819,000     819,000              0        0

WTC-CTF Emerging
 Companies Portfolio                     968,500     968,500              0        0


     (n1) Represents common stock held by the selling securityholders or issuable upon exercise of outstanding warrants held by such selling securityholders.

     (n2) Assumes that all shares being registered for resale will be resold by the selling shareholders and none will be held by the selling shareholders for their own accounts.

     We are registering the shares for resale by the selling securityholders in accordance with registration rights granted to the selling securityholders. We will pay the registration and filing fees, printing expenses, listing fees, blue sky fees, if any, and fees and disbursements of our counsel in connection with this offering, but the selling securityholders will pay any underwriting discounts, selling commissions and similar expenses relating to the sale of the shares, as well as the fees and expenses of their counsel. In addition, we have agreed to indemnify the selling securityholders and certain affiliated parties, against certain liabilities, including liabilities under the Securities Act, in connection with the offering. Certain selling securityholders have agreed to indemnify Integral against certain losses. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors or officers, or persons controlling the Company, the company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     In November 2002, we completed a private placement with eight investors and sold 1,684,000 shares of its common stock at $.50 per share and warrants to purchase 842,000 shares of its common stock within two years at an exercise price of $.75 per share. Aggregate proceeds from the sale of the common stock was $842,000. In connection with the offering, we agreed to register the shares of common stock (including the shares underlying the warrants) for resale by the investors.

     In September 2003, we completed a private placement with ten investors and sold 898,336 shares of its common stock at $.75 per share and warrants to purchase 449,168 shares of its common stock within two years at an exercise price of $1.00 per share. Aggregate proceeds from the sale of the common stock was $673,752. In connection with the offering, we agreed to use its best efforts to register the shares of common stock (including the shares underlying the warrants) for resale by the investors.

     In January 2004, we completed a private placement and raised $5,711,500 in gross proceeds. The transaction was completed pursuant to a Securities Purchase Agreement dated December 26, 2003, between the Company and Wellington Management Company, LLP, for a private offering of 57,115 units ("Units") of equity securities, each Unit consisting of 100 shares of common stock (the "Common Stock"), and one warrant (the "Warrant") convertible into 30 shares of Common Stock, at a purchase price of $100.00 per Unit. Wellington Management Company, LLP acted as an investment advisor on behalf of eleven institutional investors. By mutual agreement with the Investors, closing occurred on January 14, 2004. Each Warrant may be exercised in whole or in part at any time, and from time to time, during the period commencing on April 30, 2004 and expiring on December 31, 2009, and entitles the holder to receive shares of common stock for no additional consideration. Pursuant to the Securities Purchase Agreement, we agreed to register the shares of common stock (including the share of common stock underlying the Warrants), for resale by the investors. Wells Fargo Securities, LLC, served as placement agent for the Company and was paid a fee of six percent of the gross proceeds raised from the offering.


                              PLAN OF DISTRIBUTION

     Each selling shareholder is free to offer and sell his or her common shares at such times, in such manner and at such prices as he or she may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling shareholders have advised us that they have not entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares. The selling shareholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares.

     The selling shareholders may sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Each selling shareholder and any broker-dealer that assists in the sale of the common stock may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions.

The selling shareholders have agreed to comply with applicable securities laws. Each of the selling shareholders and any securities broker-dealer or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act. The offer and sale by the selling shareholders may be a "distribution" under Regulation M, in which case the selling stockholder, any "affiliated purchasers", and any broker-dealer or other person who participates in such distribution may be subject to Rule 102 of Regulation M until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class of securities that are the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". In addition Rule 101 under Regulation M prohibits any "stabilizing bid" or "stabilizing purchase" by a selling shareholder in connection with a distribution for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

     Selling shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

     We are responsible for all costs, expenses and fees incurred in registering the shares offered hereby. The selling shareholders are responsible for brokerage commissions, if any, attributable to the sale of such securities. We will not receive any of the proceeds from the sale of any of the shares by the selling shareholders.

     We have also agreed to indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act.


                            DESCRIPTION OF SECURITIES

(a)  Capital  Stock

     Integral is presently authorized to issue 50,000,000 shares of its common stock, with a par value of $0.001 per share, and 20,000,000 shares of Preferred Stock, $.001 par value, of which 1,000,000 have been designated as Series A Convertible Preferred. As of January 31, 2004, 39,869,051 shares of common stock are issued and outstanding, and 321,038 Series A Convertible Preferred shares are issued and outstanding.

(b)  Common  Stock

The holders of the common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of common stock do not carry cumulative voting rights and, therefore, a majority of the outstanding shares of common stock will be able to elect the entire Board of Directors and, if they do so, minority shareholders would not be able to elect any members to the Board of Directors.

     Shareholders of Integral have no preemptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of Integral, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

     The outstanding shares of common stock are fully paid and non-assessable. There are no outstanding options, warrants or rights to purchase shares of Integral's common stock, other than disclosed in this Registration Statement.

(c)  Preferred  Stock

     Integral's Articles of Incorporation authorize Integral to issue 20,000,000 shares of preferred stock, $.001 par value. The preferred stock may be divided into and issued in one or more series as may be determined by resolution of the board of directors. The board of directors is authorized, without any further action by the shareholders, to determine dividend rates, liquidation preferences, redemption provisions, sinking fund provisions, conversion rights, voting rights, and other rights, preferences, privileges and restrictions of any wholly unissued series of preferred stock and the number of shares constituting any such series. In addition, such preferred stock could have other rights, including voting and economic rights senior to the common stock so that the issuance of such preferred stock could adversely affect the market value of the common stock. The creation of one or more series of preferred stock also may have the effect of delaying, deferring or preventing a change in control of Integral without any action by shareholders.

     Integral has designated 1,000,000 of the shares of preferred stock as Series A Convertible Preferred Stock, of which 321,038 shares are outstanding. Each share of Series A:

     -    has  a  stated  value  and  liquidation  preference  of  $1.00;

     -    has  a  5% annual dividend, payable in cash or shares of common stock;

     - may be converted into shares of common stock (determined by dividing the number of shares of Series A being converted by the average of the high and low bid prices of Integral's common stock reported by the OTC Bulletin Board over the ten trading days preceding the date of conversion);

     - may be redeemed by Integral within one year after issue at $1.50, after one year but less than two years at $2.00, after two years but less than three years at $2.50, after three years but less than four years at $3.00, and after four years but less than five years at $3.50;

     -    may  be  voted  on  all  matters  on  an  as-converted  basis;  and

     - may be voted as a class on any merger, share exchange, recapitalization, dissolution, liquidation or change in control of Integral.

     The details of the dividend rates, liquidation preferences, redemption provisions, conversion rights, voting rights, and other rights, preferences, privileges and restrictions are set forth in the "Designation of Rights and Preferences of Series A Convertible Preferred Stock," that was filed as an amendment to Integral's Articles of Incorporation on November 8, 1999.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

     The validity of the securities offered by the prospectus is being passed upon for the Company by the law firm of Futro & Associates, P.C., 1401 - 17th Street, Suite 1150, Denver, CO 80202.


            INDEMNIFICATION DISCLOSURE FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to the Nevada General Corporation Law or the provisions of the company's Articles of Incorporation, as amended, or Bylaws, or otherwise, the company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for the indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None.


                       WHERE YOU CAN FIND MORE INFORMATION

          We file reports and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any document we file at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call 1-800-SEC-0330 for further information concerning the Public Reference Room. Our filings also are available to the public from the Commission's website at www.sec.gov.

          We are not required to deliver an annual report to shareholders; however, upon request, we will provide at no cost to our shareholders, annual reports containing audited financial statements.

          You may request a copy of these filings, at no cost, by writing or calling us at:

                        Attention:  Shareholder Relations
                          805 W. Orchard Drive, Suite 3
                          Bellingham, Washington 98225
                                 (360) 752-1982


                              FINANCIAL STATEMENTS

     The consolidated balance sheets of Integral Technologies, Inc. (A Development Stage Company) as of June 30, 2003 and 2002 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years ended June 30, 2003, 2002 and 2001 and the cumulative totals for the development stage of operations from February 12, 1996 (inception) through June 30, 2003 have been audited by Pannell Kerr Forster, Vancouver,
Canada, an independent public accounting firm, as indicated in its report thereto, and are included herein in reliance upon the authority of Pannell Kerr Forster, as experts in accounting and auditing and in giving said reports.

     The unaudited financial statements for the period ended December 31, 2003, are also included herein.

                          INDEX TO FINANCIAL STATEMENTS

                           INTEGRAL TECHNOLOGIES, INC.
                          (A Development Stage Company)



Consolidated  Financial  Statements
June  30,  2003,  2002  and  2001
(Audited)

                                                                            Page
                                                                            ----

     Report of Independent Accountants . . . . . . . . . . . . . . . . . . . F-1

     Consolidated Balance Sheets . . . . . . . . . . . . . . . . . . . . . . F-2

     Consolidated Statements of Operations . . . . . . . . . . . . . . . . . F-3

     Consolidated Statements of Stockholders' Equity (Deficit) . . . . F-4 - F-7

     Consolidated Statements of Cash Flows . . . . . . . . . . . . . . . . . F-8

     Notes to Consolidated Financial Statements. . . . . . . . . . . .F-9 - F-25




Consolidated  Financial  Statements
December  31,  2003
(Unaudited)

                                                                            Page
                                                                            ----

     Consolidated Balance Sheets . . . . . . . . . . . . . . . . . . . . . .F-26

     Consolidated Statements of Operations . . . . . . . . . . . . . . . . .F-27

     Consolidated Statements of Stockholders' Equity (Deficit) . . . . . . .F-28

     Consolidated Statements of Cash Flows . . . . . . . . . . . . . . . . .F-29

     Notes to Consolidated Financial Statements. . . . . . . . . . . F-30 - F-31

                        REPORT OF INDEPENDENT ACCOUNTANTS


TO  THE  DIRECTORS  AND  STOCKHOLDERS  OF
INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)

We have audited the accompanying consolidated balance sheets of Integral Technologies, Inc. (A Development Stage Company) as of June 30, 2003 and 2002 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years ended June 30, 2003, 2002 and 2001 and the cumulative totals for the development stage of operations from February 12, 1996 (inception) through June 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of Integral Technologies, Inc. from February 12, 1996 (inception) through June 30, 1996 were audited by other auditors whose report dated November 20, 1996, expressed an unqualified opinion on those statements. Our opinion insofar as it relates to the cumulative totals for development stage operations from February 12, 1996 (inception) through June 30, 1996, is based solely on the report of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, these consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as at June 30, 2003 and 2002 and the consolidated results of its operations and its cash flows for each of the years ended June 30, 2003, 2002 and 2001 and the cumulative totals for the development stage of operations from February 12, 1996 (inception) through June 30, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the consolidated financial statements, the Company has minimal capital resources available and has incurred substantial losses to June 30, 2003. The Company must obtain additional financing to meet its cash flow requirements. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters is also described in note 2. These financial statements do not include any adjustments that may result from the outcome of these uncertainties.


/s/ Pannell Kerr Forster

Chartered  Accountants

Vancouver,  Canada
September  3,  2003

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
JUNE 30
(U.S. DOLLARS)

=================================================================================
                                                         2003           2002
---------------------------------------------------------------------------------
ASSETS

CURRENT
  Cash                                               $    174,210   $    267,795
  Accounts receivable                                       1,141         15,767
  Prepaid expenses                                         11,844         15,093
---------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                      187,195        298,655
PROPERTY AND EQUIPMENT (note 4)                            54,282         78,583
INVESTMENTS (note 5)                                            1              1
---------------------------------------------------------------------------------

TOTAL ASSETS                                         $    241,478   $    377,239
=================================================================================

LIABILITIES

CURRENT
  Accounts payable and accruals (note 8)             $    472,254   $    657,107
  Due to West Virginia University Research
    Corporation (note 10(a))                              397,296        397,296
  Customer deposits                                             0         13,232
---------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES                                 869,550      1,067,635
---------------------------------------------------------------------------------

CONTINGENCIES (note 10)


STOCKHOLDERS' DEFICIT (note 6)

PREFERRED STOCK AND PAID-IN CAPITAL IN EXCESS
 OF $0.001 PAR VALUE
  20,000,000     Shares authorized
     439,610     (2002 - 439,610) Shares issued
                   and outstanding (note 6(b))            439,610        439,610
COMMON STOCK AND PAID-IN CAPITAL IN EXCESS
 OF $0.001 PAR VALUE
  50,000,000     Shares authorized
  32,923,855     (2002 - 30,787,562) Shares issued
                   and outstanding (note 6(a))         13,335,752     12,116,450
PROMISSORY NOTES RECEIVABLE (note 6(e))                   (66,500)       (66,500)
SHARE SUBSCRIPTIONS                                       211,915              0
OTHER COMPREHENSIVE INCOME                                 46,267         46,267
DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE      (14,595,116)   (13,226,223)
---------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' DEFICIT                              (628,072)      (690,396)
---------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT          $    241,478   $    377,239
=================================================================================


                                        F-2
See notes to consolidated financial statements.

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
(U.S. DOLLARS)

===============================================================================================
                                                                                  PERIOD FROM
                                                                                 FEBRUARY 12,
                                                                                     1996
                                                                                  (INCEPTION)
                                                 YEARS ENDED JUNE 30,               THROUGH
                                          2003          2002          2001       JUNE 30, 2003
-----------------------------------------------------------------------------------------------
REVENUE                               $    21,355   $    27,686   $    15,209   $      236,667
COST OF SALES                                   0        13,468         5,360          216,016
-----------------------------------------------------------------------------------------------
                                           21,355        14,218         9,849           20,651
-----------------------------------------------------------------------------------------------
EXPENSES
  Consulting                              445,193       663,795       151,108        2,155,517
  Salaries                                467,093       547,272     1,273,094        3,256,448
  Legal and accounting                    151,651       169,247       390,034        1,176,169
  Travel and entertainment                 93,879       122,898       173,242          743,668
  General and administrative               57,515        97,458       115,428          506,417
  Settlement of lawsuit (note 10(b))       45,250             0             0           45,250
  Rent                                     31,838        34,102        73,578          253,618
  Telephone                                29,892        33,169        45,842          257,300
  Bad debts                                10,753        14,500        48,750           76,571
  Advertising                               9,360        13,348       139,961          271,255
  Bank charges and
    interest, net                           1,498        10,053       (53,971)         107,855
  Research and development                  1,234         8,401       171,756        1,244,755
  Remuneration pursuant to
    proprietary, non-competition
    agreement (note 6(a)(i))                    0       711,000             0          711,000
  Financing fees (note 6(a)(ii))                0       104,542             0          104,542
  Write-down of license
    and operating assets (note 1)               0        48,919     1,382,046        1,855,619
  Interest on beneficial
    conversion feature                          0             0             0          566,456
  Write-off of investments (note 5)             0     1,249,999             0        1,249,999
  Depreciation and
    amortization                           23,032        21,706        99,150          270,104
-----------------------------------------------------------------------------------------------
                                        1,368,188     3,850,409     4,010,018       14,852,543
-----------------------------------------------------------------------------------------------
LOSS BEFORE OTHER INCOME               (1,346,833)   (3,836,191)   (4,000,169)     (14,831,892)
OTHER INCOME
  Cancellation of debt                          0             0             0          602,843
-----------------------------------------------------------------------------------------------

NET LOSS FOR PERIOD                   $(1,346,833)  $(3,836,191)  $(4,000,169)  $  (14,229,049)
===============================================================================================
LOSS PER COMMON SHARE BEFORE
  OTHER INCOME                        $     (0.04)  $     (0.13)  $     (0.15)
OTHER INCOME
  PER COMMON SHARE                           0.00          0.00          0.00
-----------------------------------------------------------------------------------------------

NET LOSS PER COMMON SHARE             $     (0.04)  $     (0.13)  $     (0.15)
===============================================================================================
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING            31,928,310    29,064,780    26,499,533
===============================================================================================


                                        F-3
See notes to consolidated financial statements.

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
(U.S. DOLLARS)

==========================================================================================================================
                                            COMMON                PREFERRED
                                           STOCK AND              STOCK AND
                                SHARES      PAID-IN    SHARES OF   PAID-IN
                              OF COMMON     CAPITAL    PREFERRED   CAPITAL    PROMISSORY                        OTHER
                                STOCK      IN EXCESS     STOCK    IN EXCESS      NOTES         SHARE        COMPREHENSIVE
                                ISSUED      OF PAR      ISSUED      OF PAR    RECEIVABLE   SUBSCRIPTIONS       INCOME
--------------------------------------------------------------------------------------------------------------------------
SHARES ISSUED FOR
  Cash                         1,000,000  $   10,000           0  $        0  $         0  $            0  $            0
  Property and equipment
    (to officers
    and directors)             1,500,000      15,000           0           0            0               0               0
  Services (provided by
    officers and directors)    2,000,000      20,000           0           0            0               0               0
  Services                     1,500,000      15,000           0           0            0               0               0
Foreign currency
  Translation                          0           0           0           0            0               0          (1,226)
Net loss for year                      0           0           0           0            0               0               0
--------------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 1996         6,000,000      60,000           0           0            0               0          (1,226)
SHARES ISSUED FOR
  Cash                         5,086,000     865,514           0           0            0               0               0
  Share issue costs                    0     (48,920)          0           0            0               0               0
  Services                       564,000      63,036           0           0            0               0               0
  Acquisition of subsidiary      100,000     275,000           0           0            0               0               0
Foreign currency
  Translation                          0           0           0           0            0               0          12,601
Net loss for year                      0           0           0           0            0               0               0
--------------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 1997        11,750,000   1,214,630           0           0            0               0          11,375
SHARES ISSUED FOR
  Cash                           825,396     650,000                       0            0               0               0
  Share issue costs                    0     (78,000)          0           0            0               0               0
Foreign currency
  Translation                          0           0                       0            0               0          24,860
Net loss for year                      0           0           0           0            0               0               0
--------------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 1998        12,575,396  $1,786,630           0  $        0  $         0  $            0  $       36,235
--------------------------------------------------------------------------------------------------------------------------


==============================================================
                                 DEFICIT
                               ACCUMULATED
                               DURING THE          TOTAL
                               DEVELOPMENT     STOCKHOLDERS'
                                  STAGE      EQUITY (DEFICIT)
--------------------------------------------------------------
SHARES ISSUED FOR
  Cash                        $          0   $         10,000
  Property and equipment
    (to officers
    and directors)                       0             15,000
  Services (provided by
    officers and directors)              0             20,000
  Services                               0             15,000
Foreign currency
  Translation                            0             (1,226)
Net loss for year                 (344,843)          (344,843)
--------------------------------------------------------------
BALANCE, JUNE 30, 1996            (344,843)          (286,069)
SHARES ISSUED FOR
  Cash                                   0            865,514
  Share issue costs                      0            (48,920)
  Services                               0             63,036
  Acquisition of subsidiary              0            275,000
Foreign currency
  Translation                            0             12,601
Net loss for year                 (822,217)          (822,217)
--------------------------------------------------------------
BALANCE, JUNE 30, 1997          (1,167,060)            58,945
SHARES ISSUED FOR
  Cash                                   0            650,000
  Share issue costs                      0            (78,000)
Foreign currency
  Translation                            0             24,860
Net loss for year                 (937,373)          (937,373)
--------------------------------------------------------------
BALANCE, JUNE 30, 1998        $ (2,104,433)  $       (281,568)
--------------------------------------------------------------


                                        F-4
See notes to consolidated financial statements.

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
(U.S. DOLLARS)

=====================================================================================================================
                                                       COMMON                PREFERRED
                                                      STOCK AND              STOCK AND
                                         SHARES OF     PAID-IN    SHARES OF   PAID-IN
                                           COMMON      CAPITAL    PREFERRED   CAPITAL     PROMISSORY
                                           STOCK      IN EXCESS     STOCK    IN EXCESS      NOTES          SHARE
                                           ISSUED      OF PAR      ISSUED      OF PAR     RECEIVABLE   SUBSCRIPTIONS
---------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 1998                   12,575,396  $1,786,630           0  $        0  $         0   $            0
SHARES ISSUED FOR
  Cash                                      200,000      50,000           0           0            0                0
  Exercise of stock options                 445,000      80,500           0           0            0                0
  Promissory note                         1,683,789     252,568           0           0     (284,068)               0
  Settlement of lawsuit                     150,000      15,000           0           0            0                0
  Services (provided by
    officers and directors)                 666,666     100,000           0           0            0                0
  Share issue costs                               0    (100,500)          0           0            0                0
  Services                                  250,000      50,000           0           0            0                0
  Conversion of convertible debentures    3,869,120     525,813           0           0            0                0
  Acquisition of subsidiary               1,800,000     619,200           0           0            0                0
  Held in escrow                            447,091           0           0           0            0                0
  Stock option benefit                            0      70,600           0           0            0                0
  Beneficial conversion feature                   0     566,456           0           0            0                0
Foreign currency translation                      0           0           0           0            0                0
Net loss for year                                 0           0           0           0            0                0
---------------------------------------------------------------------------------------------------------------------
BALANCE JUNE 30, 1999                    22,087,062   4,016,267           0           0     (284,068)               0
SHARES ISSUED FOR
  Cash on private placement               2,650,000   3,975,000           0           0            0                0
  Exercise of options                     1,245,000     256,700           0           0            0                0
  Release from escrow                             0      75,558           0           0            0                0
  Services                                   50,000      13,000           0           0            0                0
  Settlement of debt                              0           0     664,410     664,410            0                0
Stock option benefit                              0      48,256           0           0            0                0
Promissory note repayment                         0           0           0           0      225,568                0
Foreign currency translation                      0           0           0           0            0                0
Net loss for the year                             0           0           0           0            0                0
---------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 2000                   26,032,062  $8,384,781     664,410  $  664,410  $   (58,500)  $            0
---------------------------------------------------------------------------------------------------------------------


=========================================================================================
                                                            DEFICIT
                                                          ACCUMULATED
                                             OTHER        DURING THE          TOTAL
                                         COMPREHENSIVE    DEVELOPMENT     STOCKHOLDERS'
                                             INCOME          STAGE      EQUITY (DEFICIT)
-----------------------------------------------------------------------------------------
BALANCE, JUNE 30, 1998                   $       36,235  $ (2,104,433)  $       (281,568)
SHARES ISSUED FOR
  Cash                                                0             0             50,000
  Exercise of stock options                           0             0             80,500
  Promissory note                                     0             0            (31,500)
  Settlement of lawsuit                               0             0             15,000
  Services (provided by
    officers and directors)                           0             0            100,000
  Share issue costs                                   0             0           (100,500)
  Services                                            0             0             50,000
  Conversion of convertible debentures                0             0            525,813
  Acquisition of subsidiary                           0             0            619,200
  Held in escrow                                      0             0                  0
  Stock option benefit                                0             0             70,600
  Beneficial conversion feature                       0             0            566,456
Foreign currency translation                      8,444             0              8,444
Net loss for year                                     0    (1,404,021)        (1,404,021)
-----------------------------------------------------------------------------------------
BALANCE JUNE 30, 1999                            44,679    (3,508,454)           268,424
SHARES ISSUED FOR
  Cash on private placement                           0             0          3,975,000
  Exercise of options                                 0             0            256,700
  Release from escrow                                 0             0             75,558
  Services                                            0             0             13,000
  Settlement of debt                                  0             0            664,410
Stock option benefit                                  0             0             48,256
Promissory note repayment                             0             0            225,568
Foreign currency translation                      1,614             0              1,614
Net loss for the year                                 0    (1,537,402)        (1,537,402)
-----------------------------------------------------------------------------------------
BALANCE, JUNE 30, 2000                   $       46,293  $ (5,045,856)  $      3,991,128
-----------------------------------------------------------------------------------------


                                        F-5
See notes to consolidated financial statements.

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
(U.S. DOLLARS)

=================================================================================================================================
                                               COMMON                  PREFERRED
                                             STOCK AND                 STOCK AND
                                  SHARES      PAID-IN     SHARES OF     PAID-IN
                                OF COMMON     CAPITAL     PREFERRED     CAPITAL     PROMISSORY                         OTHER
                                  STOCK      IN EXCESS      STOCK      IN EXCESS      NOTES           SHARE        COMPREHENSIVE
                                  ISSUED       OF PAR       ISSUED      OF PAR      RECEIVABLE    SUBSCRIPTIONS       INCOME
---------------------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 2000          26,032,062  $ 8,384,781     664,410   $  664,410   $   (58,500)  $            0   $       46,293
SHARES ISSUED FOR
  Private placement                 81,885      112,480           0            0             0                0                0
  Exercise of options              517,000       91,515           0            0             0                0                0
  For services                     100,000       40,000           0            0             0                0                0
  Held in escrow
    (note 6(a)(ii)(b)(i))          218,115            0           0            0             0                0                0
Stock option benefit                     0      272,207           0            0             0                0                0
Dividends on preferred shares            0            0           0            0             0                0                0
Share subscriptions                      0            0           0            0             0           50,000                0
Redeemed shares                          0            0    (100,000)    (100,000)            0                0                0
Foreign currency translation             0            0           0            0             0                0              (26)
Net loss for the year                    0            0           0            0             0                0                0
---------------------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 2001          26,949,062    8,900,983     564,410      564,410       (58,500)          50,000           46,267
SHARES ISSUED FOR
  Proprietary non-competition
    agreement (note 6(a)(i))       450,000      711,000           0            0             0                0                0
  Held in escrow                   700,000            0           0            0             0                0                0
  Exercise of options            2,263,500      971,200           0            0       (15,000)         (10,000)               0
  Exercise of warrants             325,000      130,000           0            0             0                0                0
  Subscriptions                    100,000       40,000           0            0             0          (40,000)               0
Stock option compensation                0      415,685           0            0             0                0                0
Shares released from escrow              0      954,582           0            0             0                0                0
Dividends on preferred shares            0            0           0            0             0                0                0
Redeemed shares                          0            0    (124,800)    (124,800)            0                0                0
Write-off of promissory
  note receivable                        0       (7,000)          0            0         7,000                0                0
Net loss for the year                    0            0           0            0             0                0                0
---------------------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 2002          30,787,562  $12,116,450     439,610   $  439,610   $   (66,500)  $            0   $       46,267
---------------------------------------------------------------------------------------------------------------------------------


================================================================
                                   DEFICIT
                                 ACCUMULATED
                                 DURING THE          TOTAL
                                 DEVELOPMENT     STOCKHOLDERS'
                                    STAGE      EQUITY (DEFICIT)
----------------------------------------------------------------
BALANCE, JUNE 30, 2000          $ (5,045,856)  $      3,991,128
SHARES ISSUED FOR
  Private placement                        0            112,480
  Exercise of options                      0              1,515
  For services                             0             40,000
  Held in escrow
    (note 6(a)(ii)(b)(i))                  0                  0
Stock option benefit                       0            272,207
Dividends on preferred shares        (30,720)           (30,720)
Share subscriptions                        0             50,000
Redeemed shares                     (100,000)          (200,000)
Foreign currency translation               0                (26)
Net loss for the year             (4,000,169)        (4,000,169)
----------------------------------------------------------------
BALANCE, JUNE 30, 2001            (9,176,745)           326,415
SHARES ISSUED FOR
  Proprietary non-competition
    agreement (note 6(a)(i))               0            711,000
  Held in escrow                           0                  0
  Exercise of options                      0            946,200
  Exercise of warrants                     0            130,000
  Subscriptions                            0                  0
Stock option compensation                  0            415,685
Shares released from escrow                0            954,582
Dividends on preferred shares        (26,087)           (26,087)
Redeemed shares                     (187,200)          (312,000)
Write-off of promissory
  note receivable                          0                  0
Net loss for the year             (3,836,191)        (3,836,191)
----------------------------------------------------------------
BALANCE, JUNE 30, 2002          $(13,226,223)  $       (690,396)
----------------------------------------------------------------


                                        F-6
See notes to consolidated financial statements.

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
(U.S. DOLLARS)

===========================================================================================================================
                                             COMMON                PREFERRED
                                            STOCK AND              STOCK AND
                                 SHARES      PAID-IN    SHARES OF   PAID-IN
                               OF COMMON     CAPITAL    PREFERRED   CAPITAL     PROMISSORY                       OTHER
                                 STOCK      IN EXCESS     STOCK    IN EXCESS      NOTES          SHARE       COMPREHENSIVE
                                 ISSUED      OF PAR      ISSUED      OF PAR     RECEIVABLE   SUBSCRIPTIONS       INCOME
---------------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 2002         30,787,562  $12,116,450    439,610  $  439,610  $   (66,500)  $            0  $       46,267
SHARES ISSUED FOR
  Private placement for cash    1,684,000      842,050          0           0            0                0               0
  Settlement of debt              144,793      104,542          0           0            0                0               0
  Services                        200,000      196,000          0           0            0                0               0
  Exercise of options              52,500       43,750          0           0            0                0               0
  Exercise of warrants             55,000       27,500          0           0            0                0               0
  Subscription received
    (note 6(a)(vi))                     0            0          0           0            0          176,665               0
  Stock option compensation             0        5,460          0           0            0                0               0
  Settlement of lawsuit
    (note 10(b))                        0            0          0           0            0           35,250               0
  Dividends on preferred
    shares                              0            0          0           0            0                0               0
  Net loss for year                     0            0          0           0            0                0               0
---------------------------------------------------------------------------------------------------------------------------

BALANCE, JUNE 30, 2003         32,923,855  $13,335,752    439,610  $  439,610  $   (66,500)  $      211,915  $       46,267
===========================================================================================================================


===============================================================
                                  DEFICIT
                                ACCUMULATED
                                DURING THE          TOTAL
                                DEVELOPMENT     STOCKHOLDERS'
                                   STAGE      EQUITY (DEFICIT)
---------------------------------------------------------------
BALANCE, JUNE 30, 2002         $(13,226,223)  $       (690,396)
SHARES ISSUED FOR
  Private placement for cash              0            842,050
  Settlement of debt                      0            104,542
  Services                                0            196,000
  Exercise of options                     0             43,750
  Exercise of warrants                    0             27,500
  Subscription received
    (note 6(a)(vi))                       0            176,665
  Stock option compensation               0              5,460
  Settlement of lawsuit
    (note 10(b))                          0             35,250
  Dividends on preferred
    shares                          (22,060)           (22,060)
  Net loss for year              (1,346,833)        (1,346,833)
---------------------------------------------------------------

BALANCE, JUNE 30, 2003         $(14,595,116)  $       (628,072)
===============================================================


                                        F-7
See notes to consolidated financial statements.

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(U.S. DOLLARS)

======================================================================================================================
                                                                                                      PERIOD FROM
                                                                                                   FEBRUARY 12, 1996
                                                                 YEARS ENDED JUNE 30,             (INCEPTION) THROUGH
                                                           2003          2002          2001          JUNE 30, 2003
----------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
  Net loss                                             $(1,346,833)  $(3,836,191)  $(4,000,169)  $        (14,229,049)
  Adjustments to reconcile net loss to
  net cash used by operating activities
    Write-down of investment                                     0     1,249,999             0              1,249,999
    Cancellation of debt                                         0             0             0               (602,843)
    Proprietary, non-competition
      agreement (note 6(a)(i))                                   0       711,000                              711,000
    Consulting services and financing fees                 223,500       254,792        55,389                895,400
    Depreciation and amortization                           24,302        28,983        99,150                295,659
    Stock option compensation                                5,460       415,685       272,207                812,208
    Interest on beneficial conversion                            0             0             0                566,456
    Settlement of lawsuit                                   45,250             0             0                 60,250
    Write-down of license and operating assets                   0        46,842     1,382,046              1,853,542
    Bad debt                                                10,752        14,500        48,750                 76,571
  Changes in non-cash working capital
    Due from affiliated company                                  0             0             0               (116,000)
    Notes and accounts receivable                            3,873        (2,923)         (453)              (109,213)
    Inventory                                                    0             0       (21,842)               (46,842)
    Prepaid expenses                                         3,249       (14,928)        5,230                (11,844)
    Deferred revenue and other                             (13,232)            0             0                 (2,609)
    Accounts payable and accruals                         (112,371)      (95,852)      143,369                715,828
    Due to West Virginia University
      Research Corporation                                       0             0             0                397,296
----------------------------------------------------------------------------------------------------------------------
NET CASH USED BY OPERATING ACTIVITIES                   (1,156,050)   (1,228,093)   (2,016,323)            (7,484,191)
----------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
  Purchase of property, equipment and
    intangibles assets                                           0             0       (66,401)              (200,935)
  Assets acquired and liabilities assumed
    on purchase of subsidiary                                    0             0             0               (129,474)
  Investment in and advances to affiliated companies             0             0      (950,000)            (2,000,000)
  License agreements                                             0             0             0               (124,835)
----------------------------------------------------------------------------------------------------------------------
NET CASH USED BY INVESTING ACTIVITIES                            0             0    (1,016,401)            (2,455,244)
----------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
  Repayment of loan                                              0             0       (45,000)               (45,000)
  Advances from stockholders                                     0             0             0              1,078,284
  Repayments to stockholders                                     0             0             0                (94,046)
  Subscriptions received                                   176,665             0        50,000                226,665
  Proceeds from issuance of common stock                   885,800     1,426,332       188,606              8,528,895
  Proceeds from convertible debentures                           0             0             0                600,000
  Share issue costs                                              0             0             0               (227,420)
----------------------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                1,062,465     1,426,332       193,606             10,067,378
----------------------------------------------------------------------------------------------------------------------
EFFECT OF FOREIGN CURRENCY TRANSLATION ON CASH                   0             0           (26)                46,267
----------------------------------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN CASH                                (93,585)      198,239    (2,839,144)               174,210
CASH, BEGINNING OF YEAR                                    267,795        69,556     2,908,700                      0
----------------------------------------------------------------------------------------------------------------------
CASH, END OF YEAR                                      $   174,210   $   267,795   $    69,556   $            174,210
======================================================================================================================

Supplemental  cash  flow  information  (note  7)


                                        F-8
See notes to consolidated financial statements.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2003,  2002  AND  2001
(U.S.  DOLLARS)

================================================================================

1.   INCORPORATION  AND  NATURE  OF  OPERATIONS

     The Company was incorporated under the laws of the State of Nevada on February 12, 1996 and has its head office in Bellingham, Washington, U.S.A. The Company is in the development stage as more fully defined in Statement No. 7 of the Financial Accounting Standards Board. The Company is in the business of researching, developing and commercializing new antenna technologies.

     The Company will be devoting all of its resources to the research, development and commercialization of its antenna technologies. As a consequence, the value for the license of all other technologies was written off in 2001.

2.   GOING  CONCERN

     These consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States of America on a going concern basis. This presumes funds will be available to finance on-going development, operations and capital expenditures and the realization of assets and the payment of liabilities in the normal course of operations for the foreseeable future.

     The Company has minimal capital resources presently available to meet obligations which normally can be expected to be incurred by similar companies, has a working capital deficiency (an excess of current liabilities over current assets) of $682,355 (2002 - $768,980) and has an accumulated deficit during the development stage of $14,595,116 (2002 - $13,226,223). These factors raise substantial doubt about the Company's ability to continue as a going concern and is dependent on its ability to obtain and maintain an appropriate level of financing on a timely basis and to achieve sufficient cash flows to cover obligations and expenses. Management is continuously working to obtain financing (note 6). The outcome of these matters cannot be predicted. These consolidated financial statements do not give effect to any adjustments to the amounts and classification of assets and liabilities which might be necessary should the Company be unable to continue its operations as a going concern.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2003,  2002  AND  2001
(U.S.  DOLLARS)

================================================================================

3.   SIGNIFICANT  ACCOUNTING  POLICIES

     (a)  Principles  of  consolidation

          These financial statements include the accounts of Integral Technologies, Inc. (a development stage company), its wholly-owned subsidiaries, Integral Vision Systems, Inc. ("IVSI") and Antek Wireless Inc. ("Antek") and its 76.625% owned subsidiary, Emergent Technologies Corp. ("ETC"). All intercompany balances and transactions have been eliminated. Investment in Continental Divide Robotics, Inc. ("CDRI") is accounted for using the cost method since the Company exerts no significant influence (note 5).

     (b)  Depreciation

          Depreciation is provided using the straight-line method based on the following estimated useful lives:

               Machinery,  furniture  and  equipment     -   5  Years
               Computer  hardware  and  software         -   5  Years
               Molds                                     -   5  Years

          The Company reviews long-term assets to determine if the carrying amount is recoverable based on the estimate of future cash flow expected to result from the use of the asset and its eventual disposition. If in this determination there is an apparent shortfall, the loss will be recognized as a current charge to operations.

     (c)  Loss  per  share

          Loss per share computations are based on the weighted average number of common shares outstanding during the period. Common share equivalents consisting of stock options and warrants are not considered in the computation because their effect would be anti-dilutive.

     (d)  Stock  issued  in  exchange  for  services

          The valuation of the common stock issued in exchange for services is valued at an estimated fair market value as determined by officers and directors of the Company based upon other sales and issuances of the Company's common stock within the same general time period.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2003,  2002  AND  2001
(U.S.  DOLLARS)

================================================================================

3.   SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

     (e)  Revenue  recognition

          As the Company is continuing development of its technologies, no significant revenues have been earned to date. The Company recognizes revenues at the time of delivery of the product to the customers.

     (f)  Foreign  currency  translation

          Assets and liabilities of non-U.S. subsidiaries that operate in a local currency environment are translated to U.S. dollars at year-end exchange rates. Income and expense items are translated at weighted-average rates of exchange prevailing during the year. Translation adjustments are recorded in accumulated gains and losses not affecting retained earnings within stockholders' equity (deficit).

          Property and equipment and other non-monetary assets and liabilities of non-U.S. subsidiaries and branches that operate in U.S. dollars, or whose economic environment is highly inflationary, are translated at approximate exchange rates prevailing when the Company acquired the assets or liabilities. All other assets and liabilities are translated at year-end exchange rates. Cost of sales and depreciation are translated at historical exchange rates. All other income and expense items are translated at the weighted-average rates of exchange prevailing during the year. Gains and losses that result from translation are included in the determination of net loss.

     (g)  Research  and  development

          Research and development expenditures are charged to operations as incurred.

     (h)  Use  of  estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and would impact future results of operations and cash flows.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2003,  2002  AND  2001
(U.S.  DOLLARS)

================================================================================

3.   SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

     (i)  Financial  instruments

          (a)  Fair  value

               The carrying value of cash, accounts receivable, accounts payable and accruals and due to West Virginia University Research Corporation approximate their fair value because of the short maturity of these financial instruments.

          (b)  Interest  rate  risk

               The Company is not exposed to significant interest rate risk due to the short-term maturity of its monetary current assets and current liabilities.

          (c)  Credit  risk

               The Company's financial assets that are exposed to credit risk consist primarily of cash which is placed with major financial institutions.

          (d)  Translation  risk

               The Company translates the results of non-US operations into US currency using rates approximating the average exchange rate for the year. The exchange rate may vary from time to time. This risk is considered nominal as the Company does not incur any significant transactions in non-US currency.

     (j)  Income  taxes

          The Company uses the asset and liability approach in its method of accounting for income taxes which requires the recognition of deferred tax liabilities and assets for expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. A valuation allowance against deferred tax assets is recorded if, based upon weighted available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2003,  2002  AND  2001
(U.S.  DOLLARS)

================================================================================

3.   SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

     (k)  Stock-based  compensation

          The Company applies APB Opinion No. 25 and related interpretations in accounting for its stock options granted to employees, and accordingly, compensation expense of $Nil (2002 - $7,800; 2001 - $219,200) was recognized as salaries expense. Had compensation expense been determined as provided in SFAS 123 using the Black-Scholes option
          - pricing model, the pro-forma effect on the Company's net loss and per share amounts would have been as follows:

          ===========================================================================================
                                                                 2003          2002          2001
          -------------------------------------------------------------------------------------------

          Net loss, as reported                              $(1,346,833)  $(3,836,191)  $(4,000,169)
          Add:  Stock-based employee compensation
          expense under intrinsic value method included in
          reporting net income, net of related tax effects             0         7,800       219,200

          Deduct:  Total stock-based compensation
          expense determined under fair value based
          method for all awards, net of related tax effects     (230,180)     (320,640)     (392,000)
          -------------------------------------------------------------------------------------------

          Net loss, pro-forma                                $(1,577,013)  $(4,149,031)  $(4,172,969)
          ===========================================================================================

          Net loss per share, as reported                    $     (0.04)  $     (0.13)  $     (0.15)
          Add:  Stock-based employee compensation
          expense under intrinsic value method included in
          reporting net income, net of related tax effects          0.00          0.00          0.01

          Deduct:  Total stock-based compensation
          expense determined under fair value based
          method for all awards, net of related tax effects        (0.01)        (0.01)        (0.02)
          -------------------------------------------------------------------------------------------

          Net loss per share, pro-forma                      $     (0.05)  $     (0.14)  $     (0.16)
          ===========================================================================================

          The Company applies SFAS 123 in accounting for its stock options granted to non-employees, and accordingly, compensation expense of $5,460 (2002 - $Nil; 2001 - $53,007) was recognized as consulting expense.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2003,  2002  AND  2001
(U.S.  DOLLARS)

================================================================================

3.   SIGNIFICANT  ACCOUNTING  POLICIES  (continued)

     (k)  Stock  based  compensation  (Continued)

          The fair value of each option grant is calculated using the following weighted average assumptions:

          ======================================================================
                                              2003         2002         2001
          ----------------------------------------------------------------------
          Expected life (years)                   2.2            2            5
          Interest rate                          3.00%        4.38%        5.00%
          Volatility                            51.50%       71.86%       61.04%
          Dividend yield                         0.00%        0.00%        0.00%
          ======================================================================

     (l)  Comprehensive  income

          Other comprehensive income includes revenues and expenses and unrealized gains and losses that under accounting principles generally accepted in the United States of America are excluded from net income
          (loss) and are recorded directly as an adjustment to stockholders' equity, net of tax. When the unrealized gains and losses are realized they are reclassified from other comprehensive income and included in net income. The Company's other comprehensive income (loss) is composed of unrealized gains and losses from foreign currency translation adjustments.

     (m)  Recent  accounting  pronouncements

          (i)  In  December  2002,  FASB  issued  SFAS  148,  "Accounting  for
               Stock-based Compensation - Transition and Disclosure, an amendment to SFAS 123". SFAS 148 provides two additional transition methods for entities that adopt the preferable method of accounting for stock-based compensation. Further, the statement requires disclosure of comparable information for all companies regardless of whether, when, or how an entity adopts the preferable, fair value method of accounting. These disclosures are now required for interim periods in additional to the traditional annual disclosure. The amendment to SFAS 123, which provides for additional methods, are effective for the periods beginning after December 15, 2002, although earlier application is permitted. The amendments to the disclosure requirements are required for financial reports containing condensed financial statements for interim periods beginning after December 15, 2002. The Company adopted these requirements effective July 1, 2002.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2003,  2002  AND  2001
(U.S.  DOLLARS)

================================================================================

3.   SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

     (m)  Recent  accounting  pronouncements  (Continued)

          (ii) In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements. Interpretation 46 establishes accounting guidance for consolidation of variable interest entities that function to support the activities of the primary beneficiary. Interpretation 46 applies to any business enterprise both public and private, that has a controlling interest, contractual relationship or other business relationship with a variable interest entity. The Company has no investment in or contractual relationship or other business relationship with a variable interest entity and therefore the adoption did not have any impact on the Company's consolidated financial position, results of operations or cash flows.

          (iii)On April 30, 2003, the FASB issued Statement No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. Statement 149 is intended to result in more consistent reporting of contracts as either freestanding derivative instruments subject to Statement 133 in its entirety, or as hybrid instruments with debt host contracts and embedded derivative features. In addition, Statement 149 clarifies the definition of a derivative by providing guidance on the meaning of initial net investments related to derivatives. Statement 149 is effective for contracts entered into or modified after June 30, 2003. The Company believes the adoption of Statement 149 will not have any effect on its consolidated financial position, results of operations or cash flows.

          (iv) On May 15, 2003, the FASB issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. Statement 150 establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. Statement 150 represents a significant change in practice in the accounting for a number of financial instruments, including mandatorily redeemable equity instruments and certain equity derivatives that frequently are used in connection with share repurchase programs. Statement 150 is effective for all financial instruments created or modified after May 31, 2003, and to other instruments as of September 1, 2003. The Company adopted Statement 150 on July 1, 2003 and believes the effect of adopting this statement will not have any impact on its consolidated financial position, results of operations or cash flows.

          (v) On April 2002, the FASB issued statement No. 145, Rescission of FASB No. 4 Reporting Gains and Losses from Extinguishment of Debt, and amendment of FASB No. 64 Extinguishment of Debt made to Satisfy Sinking-fund Requirements. This statement also rescinds FASB No. 44 Accounting for intangible Assets of Motor Carriers and also amends FASB No 13 Accounting for leases to eliminate an inconsistency in accounting for sale-leaseback. The Company adopted this statement effective July 1, 2002. The impact of adopting this statement is the reclassification of cancellation of debt, previously recorded as extraordinary item, to other income.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2003,  2002  AND  2001
(U.S.  DOLLARS)

================================================================================

4.   PROPERTY  AND  EQUIPMENT

     ===========================================================================
                                                    2003              2002
     ---------------------------------------------------------------------------
     Machinery, furniture and equipment       $       148,940   $       148,940
     Computer hardware and software                    39,419            39,419
     Molds                                              4,800             4,800
     ----------------------------------------------------------------------

                                                      193,159           193,159
     Less:  Accumulated depreciation                 (138,877)         (114,576)
     ---------------------------------------------------------------------------

                                              $        54,282   $        78,583
     ===========================================================================

5.   INVESTMENTS

     In July 2000, the Company executed a Stock Purchase Agreement with Continental Divide Robatics Inc. ("CDRI") related to the acquisition of a minority interest in CDRI. CDRI has developed certain proprietary hardware and software systems that use a radio-navigation, satellite-based Global Positioning System to track individuals, on a real time basis.

     Pursuant to the agreement, the Company invested $1.25 million dollars to acquire 20.33% of the outstanding common stock of CDRI. Because the Company has no influence or control over CDRI, and no ability to exercise significant influence over CDRI, the Company's investment has been recorded at cost using the cost method.

     CDRI is a privately held company and there is no public market for its common stock. CDRI has a working capital deficiency and has sustained continued significant operating losses. Due to the Company's lack of control over the operations of CDRI, lack of information concerning the business prospects of CDRI, lack of financial information concerning the ability of CDRI to continue as a going concern, and lack of liquidity for the Company's investment in CDRI during the year ended June 30, 2002, the Company wrote down its investment in CDRI from $1,250,000 to a nominal value of $1. This decision was made in consideration of the foregoing, and in order to conform with accounting principles generally accepted in the United States of America. However, CDRI remains an active business entity, possessing proprietary technology, and continues to market its technology. The Company has no current information to suggest that the CDRI technology or the business opportunity for such technology has been negatively impacted. The Company continues to retain its ownership position in CDRI.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2003,  2002  AND  2001
(U.S.  DOLLARS)

================================================================================

6.   STOCKHOLDERS'  EQUITY  (DEFICIT)

     (a)  Common  stock

          (i) During the year ended June 30, 2002, the Company entered into a proprietary, non-disclosure and non-solicitation agreement with two of its employees whereby, for a total of 450,000 common shares, these employees will not disclose any information that is defined as confidential by the Company in this agreement; the employees will work for the Company exclusively while employed by the Company and will not work for a competitor for a period of at least three years after leaving the Company. These shares were recorded at $1.58 per common share being the market price at the date of issue for a total charge to operations of $711,000.

          (ii) Private  placement  agreement

               (a) During the year ended June 30, 2000, the Company entered into a private placement agreement with Swartz Private Equity, LLC ("Swartz") which called for periodic purchases over a three year period of up to $25,000,000 of the Company's common stock. This agreement expired May 2003.

                    Each periodic purchase ("put") will have a purchase price equal to the lesser of the market price minus $0.25, or 91% of the market price, but not less than a stated minimum purchase price as set in the advance put notice, which cannot be greater than 80% of the market price on that date.

                    Each  put  cannot  exceed  the  lesser  of:

                    (i)  $2,000,000  worth  of  common  stock;

                    (ii) 15%  of  the  aggregate  reported trading volume of the
                         Company's common stock during the 20 business days before and after the date of notice to exercise each put; and,

                   (iii) a  number  of shares that would cause Swartz to acquire in a 31 day period preceding the put date, in total in excess of 9.99% of the Company's total number of shares of common stock outstanding at that time.

                    At the time of each put, the Company will issue Swartz a purchase warrant which will give Swartz the right to purchase up to 10% of the number of shares issued in the put. Each warrant will be immediately exercisable for a five year period for a price equal to 110% of the market price for such put.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2003,  2002  AND  2001
(U.S.  DOLLARS)

================================================================================

6.   STOCKHOLDERS'  EQUITY  (DEFICIT)  (Continued)

    (a)  Common  stock  (Continued)

         (ii) Private  placement  agreement  (Continued)

               If the Company has not put a minimum of $1,000,000 in aggregate Put Dollar Amount during any six month period of time during the term of the Investment Agreement, the Company will be required to pay Swartz a non-usage fee equal to the difference of $100,000 minus 10% of the aggregate Put Dollar Amount of the Put Shares put to Swartz during such six month period. In the event that the Company delivers a termination notice to Swartz or an automatic termination occurs, the Company must pay Swartz a termination fee equal to the greater of the non-usage fee for the applicable period or the difference of $200,000 minus 10% of the aggregate Put Dollar Amount of the Put Shares put to Swartz during all Puts to such date. The non-usage fee for the year ended June 30, 2003 has been waived as the agreement expired. The non-usage fee for the year ended June 30, 2002 of $104,542 was settled in 2003 by issuance of 144,793 shares of common stock. The non-usage fee for the period prior to August 3, 2001 has been waived by Swartz.

               (b)  Pursuant  to  this  agreement:

                    (i) During the year ended June 30, 2001, the Company issued 300,000 shares to be held in escrow to exercise a put. Of these, 81,885 shares were released on the exercise of the put and 218,115 are held in escrow for future put exercises.

                         As partial consideration of the investment agreement the Company issued warrants to Swartz to purchase 495,000 shares of common stock (note 6(d)(i)).

                    (ii) During the year ended June 30, 2002, the Company issued
                         700,000 shares held in escrow to exercise puts. 775,975 shares were released on the exercise of these puts for total proceeds of $954,582, leaving 142,140 shares in escrow at June 30, 2002. As part of these puts 85,788 warrants were issued (note 6(d)(ii).

                   (iii) During  the  year  ended  June  30, 2003, the Company settled the non-usage fee of $104,542 due to Swartz by issuing 144,793 shares of common stock.

                    (iv) Subsequent  to  June  30,  2003,  the 142,140 shares in escrow  were  returned  to  the  Company and cancelled.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2003,  2002  AND  2001
(U.S.  DOLLARS)

================================================================================

6.   STOCKHOLDERS'  EQUITY  (DEFICIT)  (Continued)

     (a)  Common  stock  (continued)

         (iii) During the year ended June 30, 2003, the Company entered into a private placement agreement with various investors whereby the Company issued 1,684,000 units consisting of one share of common stock and one-half a share purchase warrant at a price of $0.50 per unit. Each whole warrant is exercisable at a price of $0.75 per share and expires two years after the date of grant.

          (iv) During the year ended June 30, 2003, the Company entered into a letter of agreement whereby the Company will pay a monthly fee of $10,000 for investor relations and maintenance fees commencing March 7, 2003 for a period of one year. For introductions for private placement money, the Company will pay a three percent fee for every one million dollars raised through this agreement.

               As part of this agreement, the Company agreed to issue 200,000 common shares which was recognized as consulting expense at market value on the date of the transaction totalling $196,000.

          (v) During the year ended June 30, 2003, the Company issued 55,000 shares at a price of $0.50 per share on exercise of warrants.

          (vi) Subsequent to June 30, 2003, the Company entered into a private placement whereby the Company will issue a total of 898,336 shares at a price of $0.75 per share and 449,168 share purchase warrants exercisable within two years with an exercise price of $1.00 per share. As at June 30, 2003, $176,665 has been received pursuant to this agreement.

     (b)  Preferred  stock

          The preferred stock may be issued in one or more series. The distinguishing features of each series including preference, rights and restriction are to be determined by the Company's Board of Directors upon the establishment of each such series.

          During the year ended June 30, 2000, the Company designated 1,000,000 of its authorized 20,000,000 preferred shares as Series A Convertible Preferred Stock with a par value of $0.001 each and a stated value and liquidation preference of $1.00 per share. Cumulative dividends are accrued at the rate of 5% annually, payable at the option of the Company. The shares may be converted to restricted shares of common stock at the average trading price ten days prior to conversion, and entitled to votes equal to the number of shares of common stock into which each series of preferred stock may be converted. Each Series A Convertible Preferred Stock may be redeemed by the Company for $1.50 each within one year after the date of issue, and for $2.00, $2.50, $3.00 and $3.50 per share in each of the subsequent four years after the date of issue.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2003,  2002  AND  2001
(U.S.  DOLLARS)

================================================================================

6.   STOCKHOLDERS'  EQUITY  (DEFICIT)  (Continued)

     (b)  Preferred  stock  (Continued)

          During the year ended June 30, 2000, the Company agreed to settle $383,228 of accounts payable and $281,182 of long-term debt, both amounts owed to officers and directors of the Company, by issuing 664,410 shares of Series A convertible preferred stock at a par value of $0.001 and a stated value of $1.00 per share.

          During the year ended June 30, 2002, the Company redeemed 124,800 (2001 - 100,000) preferred shares at a total cost of $312,000 (2001 - $200,000).

     (c)  Stock  options

          In January 2001 the Company adopted the "Integral Technologies, Inc. 2001 Stock Plan" (the "2001 Plan"), a non-qualified stock option plan under which the Company may issue up to 2,500,000 stock options and stock bonuses of common stock of the Company to provide incentives to officers, directors, key employees and other persons who contribute to the success of the Company. This plan was amended December 2001 to increase the number of common share options which may be granted from 2,500,000 to 3,500,000 stock options.

          The following table summarizes the Company's stock option activity for the years ended June 30, 2003, 2002 and 2001:

          =====================================================================
                                                                      Weighted
                                                         Exercise      Average
                                           Number         Price       Exercise
                                          of Shares     Per Share       Price
          ---------------------------------------------------------------------
          Balance, June 30, 2000          1,610,000   $0.15 to $2.00  $    0.27
          Granted during the year
            June 30, 2001                   689,500   $0.15 to $0.65  $    0.50
          Cancelled                        (209,000)  $         0.15  $    0.15
          Expired                          (235,000)  $0.15 to $2.00  $    0.66
          Exercised                        (517,000)  $0.15 to $0.20  $    0.17
          ---------------------------------------------------------------------
          Balance, June 30, 2001          1,338,500   $0.15 to $1.00  $    0.35
          Granted during the year
            June 30, 2002                 2,430,000   $0.40 to $1.50  $    0.63
          Exercised                      (2,463,500)  $0.15 to $1.20  $    0.41
          ---------------------------------------------------------------------
          Balance, June 30, 2002          1,305,000   $0.40 to $1.50  $    0.76
          Granted during the year
            June 30, 2003                 1,230,000   $          100  $    1.00
          Exercised                         (52,500)  $0.69 to $1.50  $    0.83
          Cancelled                        (575,000)  $0.40 to $1.00  $    0.66
          ---------------------------------------------------------------------

          Balance, June 30, 2003          1,907,500   $0.40 to $1.50  $    0.94
          =====================================================================

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2003,  2002  AND  2001
(U.S.  DOLLARS)

================================================================================

6.  STOCKHOLDERS'  EQUITY  (DEFICIT)  (Continued)

    (c)  Stock  options  (Continued)

          The following summarizes the options outstanding at June 30, 2003 and 2002 all of which were fully vested at these dates:

          ============================================================================
                                     Exercise          Number of           Shares
          Expiry Date                  Price              2003              2002
          ----------------------------------------------------------------------------
          August 31, 2003          $ 0.40 to $1.50         1,077,500         1,305,000
          December 31, 2005            $1.00                 830,000                 0
          ============================================================================

          Pursuant  to  the  2001  Plan:

          (i) During the year ended June 30, 2003, the Company granted a total of 1,230,000 stock options to officers, directors and key employees at an exercise price of $1.00 per common share. 400,000 of these options are fully vested at the date of grant and expire August 31, 2003 and 830,000 vested January 1, 2003 and expire December 31, 2005.

          (ii) During the year ended June 30, 2002, the Company granted a total of 2,430,000 fully vested stock options to officers, directors, key employees and consultants at an exercise price ranging from $0.40 to $1.50 per share which will expire August 31, 2003.

          Subsequent to June 30, 2003, the Company extended the options with an expiry date of August 31, 2003 to August 31, 2004.

          In April 2003, the Company adopted the "Integral Technologies, Inc. 2003 Stock Plan" (the "2003 Plan"), a non-qualified stock option plan under which the Company may issue up to 1,500,000 stock options. As of June 30, 2003, no options have been granted with respect to this plan.

     (d)  Stock  purchase  warrants

          At June 30, 2003, the following stock purchase warrants were outstanding:

          (i) 440,000 (2002 - 495,000) with an adjusted exercise price of $0.50 exercisable before November 10, 2005;

          (ii) 85,788 (2002 - 85,788) with exercise prices ranging from $0.51 to $1.18 exercisable on or before November 10, 2005; and

         (iii) 842,000 with exercise price of $0.75 exercisable before November 1, 2004.

          Both (i) and (ii) above have reset provisions, whereby the exercise price is adjusted to 110% of the five day average on every month's anniversary of the warrants.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2003,  2002  AND  2001
(U.S.  DOLLARS)

================================================================================

6.   STOCKHOLDERS'  EQUITY  (DEFICIT)(Continued)

     (e)  Promissory  notes  receivable  at  June  30,  2003  includes:

          (i)  $31,500  (2002  -  $31,500)  due  on  exercise  of  210,000 stock options, interest at 10% per annum, due November 1, 2002, subsequently extended to June 30, 2003.

          (ii) $20,000  (2002  -  $20,000)  due  on  exercise  of  100,000 stock options,  interest  at  8%  per  annum  due  June  6,  2002.

         (iii) $15,000  (2002  -  $15,000)  due  on  exercise  of  23,000  stock options,  interest  at  10%  per  annum  due  June  30,  2003.

          As at September 3, 2003, these notes have not been collected. Shares issued on exercise of options are restricted for trading by the Company. The restrictions will not be removed until the respective notes are paid to the Company.

7.   SUPPLEMENTAL  DISCLOSURE  OF  CASH  FLOW  INFORMATION

     ===============================================================================================
                                                                                       PERIOD FROM
                                                                                      FEBRUARY 12,
                                                                                          1996
                                                                                       (INCEPTION)
                                                                                         THROUGH
                                                          2003      2002     2001     JUNE 30, 2003
     -----------------------------------------------------------------------------------------------
     SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS
     SHARES ISSUED
       For property and equipment                       $      0  $ 18,000  $     0  $        23,000
       For proprietary agreement                               0   711,000        0          711,000
       For settlement of accounts payable                104,542   124,200        0          124,200
       For services (provided by officers
         and directors)                                        0         0        0          120,000
       For settlement of lawsuit                               0         0        0           15,000
       For services                                      223,500   150,250   45,265          634,911
       For acquisition of subsidiary                           0         0        0          894,200
     SUPPLEMENT CASH FLOW INFORMATION
       Interest paid                                           0         0        0           81,111
       Income tax paid                                         0         0        0                0
     ===============================================================================================

8.   RELATED  PARTY  TRANSACTIONS

     (a)  Accounts  payable at June 30, 2003 includes $269,660 (2002 - $178,128)
          due  to  two  directors  and  officers  of  the  Company.

     (b)  The  Company  incurred $340,000 (2002 - $312,000; 2001 - $276,000) for wages  due  to  two  directors  and  officers  of  the  Company.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2003,  2002  AND  2001
(U.S.  DOLLARS)

================================================================================

9.   INCOME  TAXES

     Deferred income taxes reflect the tax effect of the temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. The components of the net deferred income tax assets are as follows:

     ================================================================================================
                                                  2003                2002                2001
     ------------------------------------------------------------------------------------------------
     Deferred income tax assets
       Net operating loss
         and credit
         Carryforwards                     $       3,900,000   $       3,400,000   $       2,400,000
       Temporary differences
         on property and
         equipment depreciation                       (1,000)             (1,000)             (1,000)
     ------------------------------------------------------------------------------------------------

     Gross deferred tax assets                     3,899,000           3,399,000           2,399,000
     Valuation allowance                          (3,899,000)         (3,399,000)         (2,399,000)
     ------------------------------------------------------------------------------------------------

                                           $               0   $               0   $               0
     ================================================================================================

     As at June 30, 2003 the Company's net operating loss carryforwards for income tax purposes were approximately $8,300,000. If not utilized, they will start to expire in 2017.

10.  CONTINGENCIES

     (a) A dispute exists between West Virginia University Research Corporation ("WVURC") and the Company with respect to the development work performed by WVURC on the Plasma Ignition System and the Counterfeit Detection Technology. The Company has included in its accounts the amount alleged by WVURC to be owing to WVURC of $397,296, however, it is the opinion of management that this amount should be reduced to an amount not greater than $43,052. Management intends to defend this position. As the actual outcome cannot be determined at this time, any adjustments required will be recorded by the Company when settlement occurs.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2003,  2002  AND  2001
(U.S.  DOLLARS)

================================================================================

10.  CONTINGENCIES  (Continued)

     (b) On August 9, 2000, the Company filed a Petition for Order to Compel Arbitration against Joffre Rolland in the District Court of Clark County, State of Nevada. The purpose of the Petition for Order to Compel Arbitration was to require Joffre Rolland, a former employee, to arbitrate employment issues that had arisen under contracts he had entered into with the Company. On November 3, 2000, the Nevada State Court ordered Joffre Rolland to arbitrate the dispute in the State of Nevada. Instead of arbitrating as required by the Nevada State Court Order, Joffre Rolland and Robin Rolland (the "Rollands") filed suit against the Company and ETC in October 2000 in the Circuit Court of Harrison County, West Virginia. The Rollands' complaint alleges that the Rollands suffered damages and are seeking in excess of $18 million in damages (including at least $18 million for lost sales royalties) for their claims for relief. The Company filed a petition in the U.S. District Court, District of Nevada, for an order compelling arbitration. On June 6, 2001, the U.S. District Court of Nevada ordered the dispute between the parties be arbitrated in Nevada, and that the action pending before the West Virginia State Court be stayed pending completion of the arbitration. The parties have commenced the process of arbitration. Management intends to vigorously defend against these claims. As the outcome of this litigation cannot be determined at this time, any adjustments required will be recorded by the Company when the outcome becomes determinable.

          In a mutual release in full of all claims dated August 5, 2003, the Rollands received the following consideration:

          (a) Integral agreed to amend U.S. patent number 6,320,548 B1 and U.S. patent number 6,329,950 B1 to add Joffre J. Rolland Jr. as an inventor.

          (b) Joffre J. Rolland Jr. will be entitled to receive future royalties on any sales of products covered by U.S. patent number 6,320,548 B1 and U.S. patent number 6,329,950 B1.

          (c) Joffre J. Rolland Jr. will receive $10,000 in cash and 37,500 shares of Integral common stock, issued pursuant to Rule 144.

          The settlement has been recorded in the accounts at June 30, 2003. These shares were issued subsequent to year end.

     (c) On April 4, 2003, a suit was filed against the Company by James E. Smith seeking damages in excess of one million dollars for claims for relief of Breach of Contract, Quantum Mervit and/or Promissory Estoppel, Fraud, Conversion and Negligence. The Company has denied these allegations and asserted several Affirmative Defenses.

          In addition, the Company filed counter-claims against James E. Smith for relief of Intentional Misrepresentation, Breach of Contract Negligence, Misrepresentation, Rescission and Restitution. The parties have participated in mediation to resolve the litigation but no resolution has been reached as at September 3, 2003. Trial is schedule to commence July 26, 2004.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2003,  2002  AND  2001
(U.S.  DOLLARS)

================================================================================

11.  COMPREHENSIVE  LOSS

     ===========================================================================
                                                                   PERIOD FROM
                                                                  FEBRUARY 12,
                                                                      1996
                                                                   (INCEPTION)
                                                                     THROUGH
                           2003          2002          2001       JUNE 30, 2003
     ---------------------------------------------------------------------------
     Net loss          $(1,346,833)  $(3,836,191)  $(4,000,169)  $  (14,229,049)
     Other
       comprehensive
       Income (loss)             0             0           (26)          46,267
     ---------------------------------------------------------------------------

     Comprehensive
       Loss            $(1,346,833)  $(3,836,191)  $(4,000,195)  $  (14,182,782)
     ===========================================================================

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
CONSOLIDATED  BALANCE  SHEETS
(UNAUDITED)
(U.S.  DOLLARS)

=================================================================================================
                                                                     DECEMBER 31,     JUNE 30,
                                                                         2003           2003
-------------------------------------------------------------------------------------------------

ASSETS

CURRENT
  Cash                                                              $      25,801   $    174,210
  Accounts receivable                                                       1,141          1,141
  Prepaid expenses                                                         40,704         11,844
-------------------------------------------------------------------------------------------------

TOTAL CURRENT ASSETS                                                       67,646        187,195
PROPERTY AND EQUIPMENT                                                     42,765         54,282
INVESTMENTS                                                                     1              1
-------------------------------------------------------------------------------------------------

TOTAL ASSETS                                                        $     110,412   $    241,478
=================================================================================================

LIABILITIES

CURRENT
  Accounts payable and accruals                                     $     505,369   $    472,254
  Due to West Virginia University Research Corporation                    397,296        397,296
-------------------------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES                                                 902,665        869,550
-------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY (DEFICIT)
PREFERRED STOCK AND PAID-IN CAPITAL IN EXCESS OF $0.001 PAR VALUE
  20,000,000      Shares authorized
     321,038      (June 30, 2003 - 439,610) issued and
                  outstanding                                             321,038        439,610

COMMON STOCK AND PAID IN CAPITAL IN EXCESS OF $0.001 PAR VALUE
  50,000,000    Shares authorized
  33,742,551    (June 30, 2003 - 32,923,855) issued and
                outstanding                                            14,070,628     13,335,752

SUBSCRIPTIONS RECEIVED                                                    415,000        211,915
PROMISSORY NOTES RECEIVABLE                                               (66,500)       (66,500)
OTHER COMPREHENSIVE INCOME                                                 46,267         46,267
DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE                      (15,578,686)   (14,595,116)
-------------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                     (792,253)      (628,072)
-------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                $     110,412   $    241,478
=================================================================================================


See notes to consolidated financial statements.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
CONSOLIDATED  STATEMENTS  OF  OPERATIONS
(UNAUDITED)
(U.S.  DOLLARS)

===========================================================================================================================
                                                                                                              PERIOD FROM
                                                                                                              FEBRUARY 12,
                                                                                                                  1996
                                                    THREE MONTHS ENDED               SIX MONTHS ENDED        (INCEPTION) TO
                                               DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,   DECEMBER 31,
                                                   2003            2002            2003            2002           2003
---------------------------------------------------------------------------------------------------------------------------

REVENUE                                       $           0   $      12,351   $         676   $      16,749   $     237,343
COST OF SALES                                             0               0               0               0         216,016
---------------------------------------------------------------------------------------------------------------------------
                                                          0          12,351             676          16,749          21,327
OTHER INCOME, CANCELLATION OF DEBT                        0               0               0               0         602,843
---------------------------------------------------------------------------------------------------------------------------
                                                          0               0               0               0         624,170
---------------------------------------------------------------------------------------------------------------------------

EXPENSES
  Salaries and benefits                             103,750         135,185         207,500         246,902       3,463,948
  Legal and accounting                              112,114          63,960         166,254          83,765       1,342,423
  Consulting                                         40,266          46,712         165,825          94,748       2,321,342
  Travel and entertainment                           25,587          31,690          50,431          51,481         794,099
  General and administrative                         21,903          32,224          42,013          58,958         548,430
  Telephone                                           8,296           6,618          16,611          13,778         273,911
  Rent                                                6,706           8,187          14,985          15,439         268,603
  Advertising                                         1,000           4,860           1,000           9,360         272,255
  Bank charges and interest, net                        198             154             693             339         108,548
  Research and development                                0             196               0             646       1,244,755
  Interest on beneficial conversion feature               0               0               0               0         566,456
  Settlement of lawsuit                                   0               0               0               0          45,250
  Bad debts                                               0               0               0               0          76,571
  Remuneration pursuant to
   proprietary, non- competition agreement                0               0               0               0         711,000
  Financing fees                                          0               0               0               0         104,542
  Write-off of investments                                0               0               0               0       1,249,999
  Write-down of license and operating assets              0               0               0               0       1,855,619
  Depreciation and amortization                       5,758           5,758          11,516          11,516         281,620
---------------------------------------------------------------------------------------------------------------------------
                                                    325,578         335,544         676,828         586,932      15,529,371
---------------------------------------------------------------------------------------------------------------------------
NET LOSS FOR PERIOD                           $     325,578   $     323,193   $     676,152   $     570,183   $  14,905,201
===========================================================================================================================

NET LOSS PER COMMON SHARE                     $       (0.01)  $       (0.01)  $       (0.02)  $       (0.04)
===========================================================================================================================
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                      33,734,495      31,494,108      33,722,312      30,961,779
===========================================================================================================================


See notes to consolidated financial statements.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
(UNAUDITED)
(U.S.  DOLLARS)

============================================================================================================================
                                                          COMMON                  PREFERRED
                                                         STOCK AND                STOCK AND
                                            SHARES OF     PAID-IN    SHARES OF     PAID-IN
                                             COMMON       CAPITAL    PREFERRED     CAPITAL     PROMISSORY
                                              STOCK      IN EXCESS     STOCK      IN EXCESS       NOTES           SHARE
                                             ISSUED       OF PAR       ISSUED      OF PAR      RECEIVABLE     SUBSCRIPTIONS
----------------------------------------------------------------------------------------------------------------------------

BALANCE, JUNE 30, 2002                     30,787,562   $12,116,450    439,610   $  439,610   $    (66,500)  $            0
SHARES ISSUED FOR
  Private placement for cash                1,684,000       842,050          0            0              0                0
  Settlement of debt                          144,793       104,542          0            0              0                0
  Services                                    200,000       196,000          0            0              0                0
  Exercise of options                          52,500        43,750          0            0              0                0
  Exercise of warrants                         55,000        27,500          0            0              0                0
  Subscription received                             0             0          0            0              0          176,665
  Stock option compensation                         0         5,460          0            0              0                0
  Settlement of lawsuit                             0             0          0            0              0           35,250
  Dividends on preferred shares                     0             0          0            0              0                0
  Net loss for year                                 0             0          0            0              0                0
----------------------------------------------------------------------------------------------------------------------------

BALANCE, JUNE 30, 2003                     32,923,855    13,335,752    439,610      439,610        (66,500)         211,915
Dividends on Preferred Shares                       0             0          0            0              0                0
Net loss for period                                 0             0          0            0              0                0
Shares issued for
  Cash on private placement                   898,336       674,626          0            0              0         (211,915)
  Cash on exercise of options                  25,000        25,000          0            0              0                0
  Settlement of debt                           37,500        35,250          0            0              0                0
Redemption of preferred shares(note 2(e))           0             0   (118,572)    (118,572)             0          415,000
Shares returned to treasury for
    cancellation                             (142,140)            0          0            0              0                0
----------------------------------------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 2003                 33,742,551   $14,070,628    321,038   $  321,038   $    (66,500)  $      415,000
============================================================================================================================


=========================================================================================
                                                             DEFICIT
                                                           ACCUMULATED
                                               OTHER        DURING THE        TOTAL
                                           COMPREHENSIVE    DEVELOPMENT    STOCKHOLDERS'
                                               INCOME          STAGE          EQUITY
-----------------------------------------------------------------------------------------

BALANCE, JUNE 30, 2002                     $       46,267  $(13,226,223)  $     (690,396)
SHARES ISSUED FOR
  Private placement for cash                            0             0          842,050
  Settlement of debt                                    0             0          104,542
  Services                                              0             0          196,000
  Exercise of options                                   0             0           43,750
  Exercise of warrants                                  0             0           27,500
  Subscription received                                 0             0          176,665
  Stock option compensation                             0             0            5,460
  Settlement of lawsuit                                 0             0           35,250
  Dividends on preferred shares                         0       (22,060)         (22,060)
  Net loss for year                                     0    (1,346,833)      (1,346,833)
-----------------------------------------------------------------------------------------

BALANCE, JUNE 30, 2003                             46,267   (14,595,116)        (628,072)
Dividends on Preferred Shares                           0       (10,990)         (10,990)
Net loss for period                                     0      (676,152)        (676,152)
Shares issued for
  Cash on private placement                             0             0          462,711
  Cash on exercise of options                           0             0           25,000
  Settlement of debt                                    0             0           35,250
Redemption of preferred shares(note 2(e))               0      (296,428)               0
Shares returned to treasury for
    cancellation                                        0             0                0
-----------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 2003                 $       46,267  $(15,578,686)  $     (792,253)
=========================================================================================

See notes to consolidated financial statements.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS
(UNAUDITED)
(U.S.  DOLLARS)

=====================================================================================================================
                                                                                                       PERIOD FROM
                                                                                                       FEBRUARY 12,
                                                                                                          1996
                                                                          SIX MONTHS ENDED             (INCEPTION)
                                                                              DECEMBER 31,               THROUGH
                                                                         2003            2002       DECEMBER 31, 2003
---------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
  Net loss                                                           $ (676,152)  $         (570,183)  $(14,905,201)
  Items not involving cash
   Write-down of investment                                                   0                    0      1,249,999
    Proprietary, non-competition agreement                                    0                    0        711,000
    Depreciation and amortization                                        11,516               12,198        307,175
    Extraordinary item                                                        0                    0       (602,843)
    Consulting services and financing fees                               40,000                    0        935,400
    Stock option compensation benefit                                         0                    0        812,208
    Interest on beneficial conversion                                         0                    0        566,456
    Settlement of lawsuit                                                     0                    0         60,250
    Write-down of license and operating assets                                0                    0      1,853,542
    Bad debts                                                                 0                    0         76,571
CHANGES IN NON-CASH WORKING CAPITAL
  Due from affiliated company                                                 0                    0       (116,000)
  Notes and account receivable                                                0                3,873       (109,213)
  Inventory                                                                   0                    0        (46.942)
  Prepaid expenses                                                      (28,859)               7,165        (40,703)
  Other                                                                       0                    0         (2,609)
  Accounts payable and accruals                                          22,124              (48,625)       737,952
  Due to West Virginia University Research Corporation                        0                    0        397,296
--------------------------------------------------------------------------------------------------------------------
CASH USED IN OPERATING ACTIVITIES                                      (631,371)            (595,572)    (8,115,562)
--------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
  Purchase of property, equipment and intangible assets                       0                    0       (200,935)
  Assets acquired and liabilities assumed on purchase of subsidiary           0                    0       (129,474)
  Investment purchase                                                         0                    0     (2,000,000)
  License agreement                                                           0                    0       (124,835)
--------------------------------------------------------------------------------------------------------------------
CASH USED IN INVESTING ACTIVITIES                                             0                    0     (2,455,244)
--------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
  Repayment of loan                                                           0                    0        (45,000)
  Repayments to stockholders                                                  0                    0        (94,046)
  Subscriptions received                                                      0                    0        226,665
  Issuance of common stock                                              482,962              842,000      9,011,857
  Advances from stockholders, net of repayments                               0                    0      1,078,284
  Share issue cost                                                            0                    0       (227,420)
  Proceeds from convertible debentures                                        0                    0        600,000
--------------------------------------------------------------------------------------------------------------------
CASH PROVIDED BY FINANCING ACTIVITIES                                   482,962              842,000     10,550,240
--------------------------------------------------------------------------------------------------------------------
EFFECT OF FOREIGN CURRENCY TRANSLATION
  ON CASH                                                                     0                    0         46,267
--------------------------------------------------------------------------------------------------------------------
INFLOW (OUTFLOW) OF CASH                                               (148,409)             246,428         25,801
CASH, BEGINNING OF PERIOD                                               174,210              267,795              0
--------------------------------------------------------------------------------------------------------------------
CASH, END OF PERIOD                                                  $   25,801   $          514,223   $     25,801
====================================================================================================================

See notes to consolidated financial statements.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
SIX  MONTHS  ENDED  DECEMBER  31,  2003
(UNAUDITED)
(U.S.  DOLLARS)

================================================================================

1.   BASIS  OF  PRESENTATION

     These unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. These financial statements are condensed and do not include all disclosures required for annual financial statements. The organization and business of the Company, accounting policies followed by the Company and other information are contained in the notes to the Company's audited consolidated financial statements filed as part of the Company's June 30, 2003 Form 10-KSB.

     In the opinion of the Company's management, these consolidated financial statements reflect all adjustments necessary to present fairly the Company's consolidated financial position at December 31, 2003 and June 30, 2003 and the consolidated results of operations for the three and six months and the consolidated statements of cash flows for the six months ended December 31, 2002 and 2003. The results of operations for the three and six months ended December 31, 2003 are not necessarily indicative of the results to be expected for the entire fiscal year.

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and would impact future results of operations and cash flows.

2.   STOCKHOLDERS'  EQUITY

     (a) During the period ended December 31, 2003, the Company entered into a private placement whereby the Company issued 898,336 shares at a price of $0.75 per share and 449,168 share purchase warrants exercisable within two years with an exercise price of $1.00 per share.

     (b) During the period ended December 31, 2003, the Company received for cancellation 142,140 shares previously issued and held in escrow under the Swartz agreement which expired during the year ended June 20, 2003.

     (c) During the period ended December 31, 2003, the Company issued 37,500 shares as part of the mutual release agreement in settlement of all claims related to the Joffre J. Rolland and Robin L. Rolland claim.

     (d) During the period ended December 31, 2003, the Company issued 25,000 shares at a price of $1.00 per share on exercise of options.

     (e) During the period ended December 31, 2003, the Company redeemed 118,572 shares of Series A Convertible Preferred Stock from an individual. The redemption price of $3.50 per share was used as consideration for the exercise of 415,000 options to purchase common stock of the Company at a price of $1.00 per share.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
SIX  MONTHS  ENDED  DECEMBER  31,  2003
(UNAUDITED)
(U.S.  DOLLARS)

================================================================================

3.   SUBSEQUENT  EVENT

     Subsequent to December 31, 2003, the company entered into a private placement whereby the company issued 57,115 units at $100 per unit for total gross proceeds of $5,711,500 less a private placement fee of 6% of gross proceeds. Each unit is comprised of 100 newly issued shares of the company's common stock and one warrant convertible into 30 additional shares of common stock. Each Warrant may be exercised in whole or in part at any time, during the period commencing on April 30, 2004 and expiring on December 31, 2009, and entitles the holder to receive shares of common stock for no additional consideration.

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Integral's Articles of Incorporation and Bylaws provided Integral may indemnify a controlling person, officer or director from liability for acting in such capacities, to the full extent permitted by the law of the State of Nevada. The Articles of Incorporation further provide that, to the full extent permitted by the Nevada Corporation Code, as the same exists or may hereafter be amended, a director or officer of Integral shall not be liable to Integral or its shareholders for monetary damages for breach of fiduciary duty as a director or officer.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

     SEC filing fee for Registration Statement:  $ 2,086.58
     Accounting Fees                             $ 5,000.00
     Legal Fees and Expenses                     $22,500.00
     Miscellaneous                               $ 3,000.00
     Total:                                      $32,586.58

     All of the expenses above have been or will be paid by the Company.


                     RECENT SALES OF UNREGISTERED SECURITIES

     Set forth below is information regarding the issuance and sales of securities of the Company without registration within the past three fiscal years.

(a) In May 2000, the Company entered into an Investment Agreement and a Registration Rights Agreement with Swartz Private Equity, LLC ("Swartz"). Pursuant to the terms of the Investment Agreement, the Company periodically sold ("put") shares of common stock to Swartz for up to $25,000,000. In partial consideration of the Investment Agreement, the Company issued a Commitment Warrants to Swartz to purchase 495,000 shares of Common Stock for five years, at an adjusted exercise price of $.50 per share. The Company believes that these transactions are exempt from registration pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D. Following is a summary of completed put transactions to date:

                                Price Per    Gross                      Warrant
     Put Date     No. Shares      Share     Proceeds   No. Warrants  Exercise Price
                                                                     (as adjusted)
     -------------------------------------------------------------------------------

     09-28-2000         81,885  $     1.25  $ 102,356         8,189  $        0.5126

     09-26-2001         67,635  $     0.45  $  30,436         6,764  $         0.561

     12-12-2001        547,865  $     1.34  $ 734,139        54,787  $        1.0406

     01-23-2002         51,000  $     1.30  $  66,300         5,100  $         0.814

     02-28-2002        109,475  $     1.13  $ 123,707        10,948  $         1.188

     TOTALS            857,860             $1,056,938        85,788

(b) On December 28, 2000, the Company issued 20,000 shares of its common stock to one person upon exercise of options pursuant to the Employee Benefit and Consulting Services Compensation Plan. The Company issued the shares in consideration for the payment of $3,000. This transaction did not involve any public offering, the securities were issued under a plan structured in compliance with Rule 701 of the Securities Act, no sales commissions were paid, and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to Rule 701 of the Securities Act.

(c) In January 2001, the Company issued an aggregate of 517,000 shares of its common stock to six persons upon exercise of options pursuant to the Employee Benefit and Consulting Services Compensation Plan. The options had various exercise prices, ranging from $0.15 to $1.16 per share. The Company issued the shares in consideration for an aggregate of $91,500. These transactions did not involve any public offering, the securities were issued under a plan structured in compliance with Rule 701 of the Securities Act, no sales commissions were paid, and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that each transaction was exempt from registration pursuant to Rule 701 of the Securities Act.

(d) In April 2001, the Company issued 100,000 shares of its common stock to one person upon exercise of options pursuant to the Employee Benefit and Consulting Services Compensation Plan. The exercise price of the shares was $.40 per share, and the exercise price was paid in the form of services rendered (valued at $40,000). The transaction did not involve any public offering, the securities were issued under a plan structured in compliance with Rule 701 of the Securities Act, no sales commissions were paid, and a restrictive legend was placed on each certificate evidencing the shares. Integral believes that the transaction was exempt from registration pursuant to Rule 701 of the Securities Act.

(e) In August 2001, the Company issued an aggregate of 858,500 shares of its common stock to 3 persons (including two officers) upon exercise of options pursuant to the Employee Benefit and Consulting Services Compensation Plan. The options had various exercise prices, ranging from $0.15 to $.33 per share. The Company issued the shares in consideration for an aggregate of $52,305 in cash and $124,200 in lieu of accrued salaries payable. These transactions did not involve any public offering, the securities were issued under a plan structured in compliance with Rule 701 of the Securities Act, no sales commissions were paid, and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that each transaction was exempt from registration pursuant to Rule 701 of the Securities Act.

(f) In September 2001, the Company issued an aggregate of 325,000 shares to eight persons pursuant to the exercise of warrants previously issued in connection with a private placement in March 2000, for aggregate proceeds of $130,000. In August 2001, the exercise price of the warrants had been temporarily reduced from $1.80 to $.40 per share through September 2001. The transaction did not involve any public offering, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

(g) In January 2002, the Company issued 100,000 shares of its common stock pursuant to its employee benefit and consulting services plan to one person. The exercise price of the shares was $.40 per share and the exercise price was paid in cash. The transaction did not involve any public offering, the securities were issued under a plan structured in compliance with Rule 701 of the Securities Act, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to Rule 701 of the Securities Act.

(h) In January 2002, the Company issued an aggregate of 450,000 shares of common stock to two employees in consideration of the execution of a "Proprietary, Non-Disclosure and Non-Solicitation Agreement" by each person. A restrictive legend was placed on each certificate evidencing the shares.

The Company believes that the transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D.

(i) In October 2002, the Company issued 144,793 shares of restricted common stock to Swartz Private Equity, LLC ("Swartz"), pursuant to an agreement to settle a non-use fee of $104,541.84 that had accrued pursuant to the Investment Agreement between the Company and Swartz. The transaction did not involve any public offering, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

(j) In November 2002, the Company completed a private placement with eight investors and sold 1,684,000 shares of its common stock at $.50 per share and warrants to purchase 842,000 shares of its common stock within two years at an exercise price of $.75 per share. Aggregate proceeds from the sale of the common stock was $842,000. In connection with the offering, the Company agreed to use its best efforts to register the shares of common stock (including the shares underlying the warrants) for resale by the investors within 180 days after the close of the offering. The transaction did not involve any public offering, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

(k) In February 2003, Swartz Private Equity, LLC ("Swartz") exercised a portion of an outstanding warrant for $27,500 ($.50 per share) and the Company issued to Swartz 55,000 shares of restricted common stock. The transaction did not involve any public offering, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

(l) In May 2003 issued 200,000 shares of restricted common stock to The Investor Relations Group, Inc. pursuant to a one-year service agreement dated February 27, 2003. The transaction did not involve any public offering, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

(m) In September 2003, the Company completed a private placement with ten investors and sold 898,336 shares of its common stock at $.75 per share and warrants to purchase 449,168 shares of its common stock within two years at an exercise price of $1.00 per share. Aggregate proceeds from the sale of the common stock was $673,752. In connection with the offering, the Company agreed to use its best efforts to register the shares of common stock (including the shares underlying the warrants) for resale by the investors within 180 days after the close of the offering. The transaction did not involve any public offering, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

(n) In September 2003, the Company issued 37,500 shares of restricted common stock in connection with a settlement of a legal dispute with Joffre J. Rolland, Jr. and Robyn Rolland, pursuant to a mutual release executed in August 2003. The transaction did not involve any public offering, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D.

                                LIST OF EXHIBITS

Exhibit  No.   Description
------------   -----------

3.1            Articles  of  Incorporation,  as amended and currently in effect.
               (Incorporated by reference to Exhibit 3.1 of Integral's registration statement on Form 10-SB (file no. 0-28353) filed December 2, 1999.)

3.2            Bylaws,  as  amended  and  restated  on  December  31,  1997.
               (Incorporated by reference to Exhibit 3.2 of Integral's registration statement on Form 10-SB (file no. 0-28353) filed December 2, 1999.)

4.5 Registration Rights Agreement, dated May 11, 2000, by and between Integral and Swartz Private Equity, LLC. (Incorporated by reference to Exhibit 4.5 of Integral's registration statement on Form SB-2 (file no. 333-41938) filed July 21, 2000.)

4.6 Form of warrant to purchase Common Stock issued to Swartz Private Equity, LLC. (Incorporated by reference to Exhibit 4.6 of Integral's registration statement on Form SB-2 (file no. 333-41938) filed July 21, 2000.)

4.7 Form of Securities Purchase Agreement between Integral and certain selling shareholders related to the purchase of Integral common stock pursuant to private placement completed in November 2002. (Filed herewith.)

4.8 Form of Common Stock Purchase Warrant related to the offering of securities described in Exhibit 4.7. (Filed herewith.)

4.9 Form of Securities Purchase Agreement between Integral and certain selling shareholders related to the purchase of Integral common stock pursuant to private placement completed in September 2003. (Filed herewith.)

4.10 Form of Common Stock Purchase Warrant related to the offering of securities described in Exhibit 4.9. (Filed herewith.)

4.11 Securities Purchase Agreement dated December 26, 2003, between the Registrant and Wellington Management Company, LLP. (Incorporated by reference to Exhibit 10.16 of Integral's Current Report on Form 8-K dated January 14, 2004 (filed January 28,
               2004).)

4.12 Form of Common Stock Purchase Warrant related to the offering of securities described in Exhibit 10.16. (Incorporated by reference to Exhibit 10.17 of Integral's Current Report on Form 8-K dated January 14, 2004 (filed January 28, 2004).)

5.6            Legal  opinion  of  Futro  &  Associates,  P.C. (Filed herewith).

10.12 Integral Technologies, Inc. 2001 Stock Plan dated January 2, 2001, as amended December 17, 2001. (Incorporated by reference to Exhibit 10.12 of Integral's registration statement on Form S-8 (file no. 333-76058).)

10.13 Employment Agreement between Integral and William S. Robinson dated July 1, 2002. (Incorporated by reference to Exhibit 10.13 of Integral's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002.)

10.14 Employment Agreement between Integral and William A. Ince dated July 1, 2002. (Incorporated by reference to Exhibit 10.13 of Integral's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002.)

10.15 Integral Technologies, Inc. 2003 Stock Plan dated April 4, 2003 (Incorporated by reference to Exhibit 10.15 of Integral's registration statement on Form S-8 (file no. 333-104522).)

21.3 List of Subsidiaries. (Incorporated by reference to Exhibit 21.3 of Integral's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2001.)

23.11          Consent  of  auditors,  Pannell  Kerr  Forster. (Filed herewith.)

23.12 Consent of counsel, Futro & Associates, P.C. (Incorporated by reference to Exhibit 5.6.)



                                  UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) To include any additional or changed material information on the plan of distribution.

     (2) For the purpose of determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

(b) The undersigned Registrant, hereby requesting acceleration of the effective date of the registration statement under Rule 461 under the Securities Act, hereby undertakes to include the following:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of the expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the
opinion  of  its  counsel  the  matter         has  been  settled by controlling
precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the Securities Act of 1933, the company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Bellingham, State of Washington, on February 12, 2004.

                          INTEGRAL TECHNOLOGIES, INC.

                          By:  /s/ William S. Robinson
                               -------------------------
                               William S. Robinson, Chief Executive Officer

     In accordance with the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Name                                     Title                        Date
----                                     -----                        ----
/s/ William S. Robinson
________________________ Chairman, Chief Executive
William S. Robinson      Officer, Treasurer and Director        February 12, 2004

/s/ William A. Ince
____________________     President, Secretary, Chief Financial
William A. Ince          Officer and Director                   February 12, 2004

                                  EXHIBIT INDEX


Exhibit  No.   Description
------------   -----------

3.1            Articles  of  Incorporation,  as amended and currently in effect.
               (Incorporated by reference to Exhibit 3.1 of Integral's registration statement on Form 10-SB (file no. 0-28353) filed December 2, 1999.)

3.2            Bylaws,  as  amended  and  restated  on  December  31,  1997.
               (Incorporated by reference to Exhibit 3.2 of Integral's registration statement on Form 10-SB (file no. 0-28353) filed December 2, 1999.)

4.5 Registration Rights Agreement, dated May 11, 2000, by and between Integral and Swartz Private Equity, LLC. (Incorporated by reference to Exhibit 4.5 of Integral's registration statement on Form SB-2 (file no. 333-41938) filed July 21, 2000.)

4.6 Form of warrant to purchase Common Stock issued to Swartz Private Equity, LLC. (Incorporated by reference to Exhibit 4.6 of Integral's registration statement on Form SB-2 (file no. 333-41938) filed July 21, 2000.)

4.7 Form of Securities Purchase Agreement between Integral and certain selling shareholders related to the purchase of Integral common stock pursuant to private placement completed in November 2002. (Filed herewith.)

4.8 Form of Common Stock Purchase Warrant related to the offering of securities described in Exhibit 4.7. (Filed herewith.)

4.9 Form of Securities Purchase Agreement between Integral and certain selling shareholders related to the purchase of Integral common stock pursuant to private placement completed in September 2003. (Filed herewith.)

4.10 Form of Common Stock Purchase Warrant related to the offering of securities described in Exhibit 4.9. (Filed herewith.)

4.11 Securities Purchase Agreement dated December 26, 2003, between the Registrant and Wellington Management Company, LLP. (Incorporated by reference to Exhibit 10.16 of Integral's Current Report on Form 8-K dated January 14, 2004 (filed January 28,
               2004).)

4.12 Form of Common Stock Purchase Warrant related to the offering of securities described in Exhibit 10.16. (Incorporated by reference to Exhibit 10.17 of Integral's Current Report on Form 8-K dated January 14, 2004 (filed January 28, 2004).)

5.6            Legal  opinion  of  Futro  &  Associates,  P.C. (Filed herewith).

10.12 Integral Technologies, Inc. 2001 Stock Plan dated January 2, 2001, as amended December 17, 2001. (Incorporated by reference to Exhibit 10.12 of Integral's registration statement on Form S-8 (file no. 333-76058).)

10.13 Employment Agreement between Integral and William S. Robinson dated July 1, 2002. (Incorporated by reference to Exhibit 10.13 of Integral's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002.)

10.14 Employment Agreement between Integral and William A. Ince dated July 1, 2002. (Incorporated by reference to Exhibit 10.13 of Integral's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002.)

10.15 Integral Technologies, Inc. 2003 Stock Plan dated April 4, 2003 (Incorporated by reference to Exhibit 10.15 of Integral's registration statement on Form S-8 (file no. 333-104522).)

21.3 List of Subsidiaries. (Incorporated by reference to Exhibit 21.3 of Integral's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2001.)

23.11          Consent  of  auditors,  Pannell  Kerr  Forster. (Filed herewith.)

23.12 Consent of counsel, Futro & Associates, P.C. (Incorporated by reference to Exhibit 5.6.)